As filed with the Securities and Exchange Commission on March 15, 2011
Registration No. 333-44286

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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POST-EFFECTIVE AMENDMENT NO. 9
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
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Merrill Lynch, Pierce, Fenner & Smith Incorporated
Initial Depositor
(Exact name of registrant as specified in charter)
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Europe 2001 HOLDRSSM Trust

[Issuer with respect to the receipts]

Delaware	6211	13-5674085
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
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One Bryant Park
New York, New York 10036
(212) 449-1000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
_________________

Copies to:

Merrill Lynch, Pierce, Fenner & Smith Incorporated
One Bryant Park
New York, New York 10036
(212) 449-1000
Attn:  Corporate Secretary
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Abigail Arms, Esq. Shearman & Sterling LLP 801 Pennsylvania Avenue, NW, Suite 900 Washington, D.C. 20004 (202) 508-8000

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

PROSPECTUS

1,000,000,000 Depositary Receipts
Europe 2001 HOLDRSSM Trust

The Europe 2001 HOLDRSSM Trust issues Depositary Receipts called Europe 2001 HOLDRSSM representing your undivided beneficial ownership in the equity securities of a group of specified companies that, when the Europe 2001 HOLDRSSM were initially issued on January 17, 2001, were among the largest European companies whose equity securities were listed for trading on a U.S. stock market, as measured in terms of worldwide market capitalization on November 14, 2000.  The Bank of New York Mellon is the trustee.  You only may acquire, hold or transfer Europe 2001 HOLDRSSM in a round-lot amount of 100 Europe 2001 HOLDRSSM or round-lot multiples.  Europe 2001 HOLDRSSM are separate from the underlying deposited equity securities that are represented by the Europe 2001 HOLDRSSM.  For a list of the names and the number of shares of the companies that make up a Europe 2001 HOLDRSM, see “Highlights of Europe 2001 HOLDRS—The Europe 2001 HOLDRS” in this prospectus.  The Europe 2001 HOLDRSSM Trust will issue Europe 2001 HOLDRSSM on a continuous basis.

Investing in Europe 2001 HOLDRSSM involves significant risks.  See “Risk Factors” starting on page 4.

Europe 2001 HOLDRSSM are neither interests in nor obligations of Merrill Lynch, Pierce, Fenner & Smith Incorporated or any of its affiliates.  Europe 2001 HOLDRSSM are not interests in The Bank of New York Mellon, as trustee.  Please see “Description of the Depositary Trust Agreement” in this prospectus for a more complete description of the duties and responsibilities of the trustee, including the obligation of the trustee to act without negligence or bad faith.

The Europe 2001 HOLDRSSM are listed on the NYSE Arca under the symbol “EKH.”  On March 11, 2011, the last reported sale price of the Europe 2001 HOLDRSSM on the NYSE Arca was $66.58.
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Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.
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The date of this prospectus is March 15, 2011.

“HOLDRS” and “HOLding Company Depositary ReceiptS” are service marks of Bank of America Corporation.

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This prospectus contains information you should consider when making your investment decision.  We have not authorized any person to provide you with any information or to make any representations not contained in this prospectus.  We do not take any responsibility for, and can provide no assurances as to, the reliability of any information that others may provide you.  We are not making an offer to sell Europe 2001 HOLDRS in any jurisdiction where the offer or sale is not permitted.  For information on where you  may find more information about the issuers of the underlying securities, see “Where You Can Find More Information.”

The Europe 2001 HOLDRS are not registered for public sale outside of the United States.  Non-U.S. receipt holders should refer to “U.S. Federal Income Tax Consequences—Non-U.S. receipt holders” and we recommend that non-U.S. receipt holders consult their tax advisors regarding U.S. withholding and other taxes which may apply to ownership of the Europe 2001 HOLDRS or of the underlying securities through an investment in the Europe 2001 HOLDRS.

SUMMARY

The Europe 2001 HOLding Company Depositary ReceiptS or HOLDRS Trust was formed under the depositary trust agreement, dated as of January 4, 2001, among The Bank of New York Mellon, as trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, other depositors and the owners of the Europe 2001 HOLDRS.  The trust is not a registered investment company under the Investment Company Act of 1940.

The number of shares of each company’s equity securities currently held by the trust with respect to each round-lot of Europe 2001 HOLDRS is specified under “Highlights of Europe 2001 HOLDRS―The Europe 2001 HOLDRS.”  The securities included in the Europe 2001 HOLDRS consist of American depositary shares, New York registered shares, global shares or ordinary shares.  This group of securities, and the securities of any company that may be added to the Europe 2001 HOLDRS, are collectively referred to in this prospectus as the common stock, the securities or the underlying securities.  The companies included in the Europe 2001 HOLDRS may change as a result of reconstitution events, distributions of securities by underlying issuers or other events.  See “Description of the Depositary Trust Agreement—Reconstitution events” for an explanation of these events.  The Europe 2001 HOLDRS are separate from the deposited underlying securities that are represented by the Europe 2001 HOLDRS.  On March 11, 2011, there were 74,600 Europe 2001 HOLDRS outstanding.

RISK FACTORS

An investment in Europe 2001 HOLDRS involves risks similar to investing directly in each of the underlying securities outside of the Europe 2001 HOLDRS.

General Risk Factors

•
Loss of investment.  Because the value of Europe 2001 HOLDRS directly relates to the value of the underlying securities, you may lose all or a substantial portion of your investment in the Europe 2001 HOLDRS if the underlying securities decline in value.

•	Discount trading price. Europe 2001 HOLDRS may trade at a discount to the aggregate value of the underlying securities.

•
Ownership of only fractional shares in the underlying securities.  As a result of distributions of securities by companies included in the Europe 2001 HOLDRS or other corporate events, such as mergers, a Europe 2001 HOLDR may represent an interest in a fractional share of an underlying security.  You will only be entitled to voting, distribution and other beneficial ownership rights in the underlying securities in which you own only fractional shares to the extent that the depositary aggregates your fractional shares with the other fractional shares of such underlying securities included in the Europe 2001 HOLDRS and passes on beneficial ownership rights, including distribution and voting rights, to you based on your proportional, fractional share ownership in the underlying securities.  In addition, if you surrender your Europe 2001 HOLDRS to receive the underlying securities and other property represented by your Europe 2001 HOLDRS, you will receive cash in lieu of your fractional shares.  You will not be entitled to any securities if your interest in an underlying security is only a fraction of a share.

•
Not necessarily consisting of the European companies with the largest market capitalization.  At the time of the initial offering on January 17, 2001, the companies included in the Europe 2001 HOLDRS were among the largest European companies whose securities are traded on a U.S. stock market, as measured by worldwide market capitalization on November 14, 2000.  One or more of the companies whose equity securities are included in the Europe 2001 HOLDRS may no longer be one of the largest European companies whose securities are traded on a U.S. stock market.  In addition, as a result of a merger, acquisition or stock distribution of one or more of the companies included in the Europe 2001 HOLDRS, the securities of a company that is not presently part of the Europe 2001 HOLDRS may be included in the Europe 2001 HOLDRS.  In this case, the Europe 2001 HOLDRS may no longer consist solely of securities issued by European companies with the largest market capitalization and, as a result of mergers, acquisitions and stock distributions, the Europe 2001 HOLDRS may in the future include the securities of companies that are not European.

•
No investigation of underlying securities.  The underlying securities initially included in the Europe 2001 HOLDRS were selected by Merrill Lynch, Pierce, Fenner & Smith Incorporated based on the market capitalization of European issuers with securities traded on a U.S. stock market, without regard for the value, price performance, volatility or investment merit of the underlying securities.  The Europe 2001 HOLDRS Trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and each of their respective affiliates, have not performed, and will not in the future perform, any investigation or review of the selected companies, including the public filings by the companies.  Investors and market participants should not conclude that the inclusion of a company is any form of investment recommendation by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or their respective affiliates.

•
Concentration of investment.  As a result of market fluctuations, reconstitution events, distributions of securities by an underlying issuer or other events which may result in the distribution of securities from, or the inclusion of additional securities in, the Europe 2001 HOLDRS, an investment in Europe 2001 HOLDRS may represent a more concentrated investment in one or more of the underlying securities or one or more industries.  A concentrated investment will reduce the diversification of the Europe 2001 HOLDRS and increase your exposure to the risks of concentrated investments.

•
Conflicting investment choices.  In order to sell one or more of the underlying securities individually, participate in any form of stock repurchase program by an issuer of an underlying security or participate in a tender offer relating to one or more of the underlying securities, you will be required to cancel your Europe 2001 HOLDRS and receive delivery of each of the underlying securities, including those underlying securities that you may not want to sell or are not subject to a tender offer or repurchase offer.  The cancellation of your Europe 2001 HOLDRS will allow you to sell the individual underlying securities or to deliver the individual underlying securities in a tender offer or any form of stock repurchase program.  The cancellation of Europe 2001 HOLDRS will involve payment of a cancellation fee to the trustee.

•
Trading halts.  Trading in Europe 2001 HOLDRS on the NYSE Arca may be halted if (i) the Europe 2001 HOLDRS has fewer than the required number of record and/or beneficial holders for 30 or more consecutive trading days; (ii) the number of Europe 2001 HOLDRS issued and outstanding falls below levels prescribed by the NYSE Arca; (iii) the market value of all Europe 2001 HOLDRS issued and outstanding falls below levels prescribed by the NYSE Arca; or (iv) any other event shall occur or conditions exists which, in the opinion of the NYSE Arca, makes further dealings on the NYSE Arca inadvisable.  If trading is halted in Europe 2001 HOLDRS, you will not be able to trade Europe 2001 HOLDRS and you will only be able to trade the underlying securities if you cancel your Europe 2001 HOLDRS and receive each of the underlying securities.

•
Delisting from the NYSE Arca.  The NYSE Arca may consider delisting the Europe 2001 HOLDRS if (i) the Europe 2001 HOLDRS has fewer than the required number of record and/or beneficial holders for 30 or more consecutive trading days; (ii) the number of Europe 2001 HOLDRS issued and outstanding falls below levels prescribed by the NYSE Arca; (iii) the market value of all Europe 2001 HOLDRS issued and outstanding falls below levels prescribed by the NYSE Arca; or (iv) any other event shall occur or conditions exists which, in the opinion of the NYSE Arca, makes further listing of the Europe 2001 HOLDRS on the NYSE Arca inadvisable.  If the Europe 2001 HOLDRS are delisted by the NYSE Arca, a termination event will result unless the Europe 2001 HOLDRS are listed for trading on another U.S. national securities exchange within five business days from the date the Europe 2001 HOLDRS are delisted.

•
Possible conflicts of interest.  Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, selected the underlying securities that were originally included in the Europe 2001 HOLDRS and may face possible conflicts of interest as Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates may provide investment banking or other services for issuers of the underlying securities in connection with its business.

•
Delays in distributions.  The depositary trust agreement provides that the trustee will use its reasonable efforts to distribute any cash or other distributions paid in respect of the underlying securities to you as soon as practicable after receipt of such distribution.  You may, however, receive such cash or other distributions later than you would if you owned the underlying securities outside of the Europe 2001 HOLDRS.  In addition, you will not be entitled to any interest on any distribution by reason of any delay in distribution by the depositary.

Risk Factors Specific to Companies Included in the Europe 2001 HOLDRS

•
The stock prices of some of the companies included in the Europe 2001 HOLDRS have been and will likely continue to be volatile, which will directly affect the price volatility of the Europe 2001 HOLDRS, and you could lose all or a substantial part of your investment.  The trading prices of the securities of some companies included in the Europe 2001 HOLDRS have been volatile.  These stock prices could be subject to wide fluctuations in response to a variety of factors, including the following:

▪	general market fluctuations;

▪	interest rate and currency fluctuations;

▪	general political and economic conditions, in Europe and throughout the world;

▪	actual or anticipated variations in companies’ quarterly operating results;

▪	announcements of technological innovations or new services offered by competitors of the companies included in the Europe 2001 HOLDRS;

▪	changes in financial estimates by securities analysts;

▪	legal or regulatory developments affecting the companies included in the Europe 2001 HOLDRS or in the industries in which they operate;

▪	announcements by competitors of the companies included in the Europe 2001 HOLDRS of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

▪	additions or departures of key personnel;

▪	sales of securities of companies included in Europe 2001 HOLDRS in the open market; and

▪	difficulty in obtaining additional financing.

In addition, the trading prices of securities of some of the companies included in the Europe 2001 HOLDRS have experienced price and volume fluctuations.  These fluctuations often have been and may in the future be unrelated or disproportionate to the operating performance of these companies.  The valuations of many of the underlying securities are high when measured by conventional valuation standards such as price to earnings and price to sales ratios.  Some of the companies do not or in the future might not have earnings.  As a result, these trading prices may decline substantially and valuations may not be sustained.  Any negative change in the public’s perception of the prospects of the underlying companies, generally, could depress their securities’ prices regardless of the companies’ results.  Other broad market and industry factors may decrease the price of the underlying securities, regardless of their operating results.  Market fluctuations, as well as general political and economic conditions such as recession, war or interest rate or currency rate fluctuations, also may decrease the market price of these equity securities.

As a result of fluctuations in the trading prices of the companies included in the Europe 2001 HOLDRS, the trading price of Europe 2001 HOLDRS has fluctuated significantly.  The initial offering price of a Europe 2001 HOLDR on January 17, 2001 was $98.12 and during 2010, the price of a Europe 2001 HOLDR reached a high of $62.87 and a low of $48.96.

•
The international operations of the companies included in the Europe 2001 HOLDRS expose them to risks associated with instability and changes in economic, legal and political conditions, foreign currency fluctuations, changes in foreign regulations and other risks inherent to international business.  The companies included in the Europe 2001 HOLDRS have international operations which are essential parts of their businesses.  The risks of international business that these companies are exposed to include the following:

▪	volatility in general economic, social and political conditions;

▪	the difficulty of enforcing intellectual property rights, agreements and collecting receivables through certain foreign legal systems;

▪	differing tax rates, tariffs, exchange controls or other similar restrictions;

▪	currency fluctuations;

▪
changes in, and compliance with, domestic and foreign laws and regulations which impose a range of restrictions on operations, trade practices, foreign trade and international investment decisions; and

▪	reduction in the number or capacity of personnel in international markets.

•
It may be impossible to initiate legal proceedings or enforce judgments against many of the companies included in the Europe 2001 HOLDRS.  Many of the companies included in the Europe 2001 HOLDRS may be incorporated under the laws of a jurisdiction other than the United States and a substantial portion of their assets are located outside the United States.  As a result, it may be impossible to effect service of process within the United States on many of the companies included in the Europe 2001 HOLDRS or enforce judgments made against them in courts in the United States based on civil liability provisions of the securities laws of the United States.  In addition, judgments obtained in the United States, especially those awarding punitive damages, may not be enforceable in foreign countries.

•
Potential voting impediments may exist with respect to the ownership of some of the underlying securities included in the Europe 2001 HOLDRS.  Holders of American depositary shares, including those that may, from time to time, be included in the Europe 2001 HOLDRS, may only exercise voting rights with respect to the securities represented by American depositary shares in accordance with the provisions of deposit agreements entered into in connection with the issuance of the American depositary shares.  These deposit agreements may not permit holders of American depositary shares to exercise voting rights that attach to the securities underlying the American depositary shares without the issuer first instructing the depositary to send voting information to the holder of the American depositary share.  Also, holders of American depositary shares may not exercise voting rights unless they take a variety of steps, which include registration in the share registry of the company that has issued the securities underlying the American depositary shares.  The cumulative effect of these steps may make it impractical for holders of American depositary shares to exercise the voting rights attached to the underlying securities.

•
Some of the underlying securities included in the Europe 2001 HOLDRS are not U.S. shares or American depositary shares and, as a result, may be subject to different procedures relating to the repayment of taxes and the activities of the transfer agent.  The securities of some companies included in the Europe 2001 HOLDRS are subject to withholding tax on dividends and distributions.  Some companies may not have special arrangements in place for refunding these withheld taxes.  In such case, the holders of these securities will have to apply independently to a foreign tax authority for repayment of withheld taxes.  In addition, some of the companies included in the Europe 2001 HOLDRS may also have a non-U.S. transfer agent and may hold the securities outside of the United States.  Non-U.S. transfer agents are not subject to procedures that govern the activities of transfer agents in the United States.

•
The primary trading market of most of the underlying securities of Europe 2001 HOLDRS are not U.S. stock exchanges; accordingly, the trading volume of some of the underlying securities may be very low, which could adversely affect the market price of the Europe 2001 HOLDRS.  In some cases, the trading volume of some of the underlying securities on a U.S. stock exchange is or may become limited.  A low trading volume or liquidity of any of the underlying securities on U.S. stock exchange may adversely affect the market price of an underlying security and of the Europe 2001 HOLDRS.

•
Exchange rate fluctuations could adversely affect the market price of the underlying securities included in the Europe 2001 HOLDRS and the value of the dividends paid by those companies.  The result of operations and the financial position of some of the companies underlying Europe 2001 HOLDRS are reported in local currencies.  Exchange rate fluctuations between these currencies and the U.S. dollar may adversely affect the market price of the U.S. exchange listed security and the Europe 2001 HOLDRS.  In addition, any dividends that are declared, if any, will likely be set in terms of a currency other than U.S. dollars.  As a result, exchange rate fluctuations may also negatively affect the value of dividends declared by many of the companies included in the Europe 2001 HOLDRS.

•
Companies whose securities are included in the Europe 2001 HOLDRS may need additional financing, which may be difficult to obtain.  Failure to obtain necessary financing or doing so on unattractive terms could adversely affect development and marketing efforts and other operations of companies whose securities are included in the Europe 2001 HOLDRS.  Companies whose securities are included in the Europe 2001 HOLDRS may need to raise additional capital in order to fund the continued

development and marketing of their products or to fund strategic acquisitions or investments.  Their ability to obtain additional financing will depend on a number of factors, including market conditions, operating performance and investor interest.  These factors may make the timing, amount, terms and conditions of any financing unattractive.  If adequate funds are not available or are not available on acceptable terms, companies whose securities are included in the Europe 2001 HOLDRS may have to forego strategic acquisitions or investments, reduce or defer their development activities, delay their introduction of new products and services, or terminate operations completely.  Any of these actions may reduce the market price of stocks included in the Europe 2001 HOLDRS.

•
Many of the companies included in the Europe 2001 HOLDRS are companies that are involved in the healthcare industry and are subject to the additional risks associated with an investment in companies in this industry.  The stock prices of companies involved in the healthcare industry are subject to wide fluctuations in response to a variety of factors including:

▪	announcements of technological innovations or new commercial products;

▪	developments in patent or proprietary rights;

▪	government regulatory initiatives;

▪	government regulatory approval processes for product testing and commercialization; and

▪	public concern as to the safety or other implications of healthcare products and services.

An investment in the Europe 2001 HOLDRS may also be particularly vulnerable to these additional risks because of the significant number of healthcare companies included in the Europe 2001 HOLDRS.

•
Many of the companies included in the Europe 2001 HOLDRS are companies that are involved in the technology and telecommunications industries and are subject to the risks associated with an investment in companies in those industries.  The valuations of many technology and telecommunications companies are extraordinarily high based on conventional valuation standards, such as price to earnings and price to sales ratios.  As a result, the valuations of companies in these industries, and the trading prices for their stock, may not be sustained.  In addition, a company which operates in these industries is exposed to other risks which include the following:

▪	the need to keep pace with rapid technological change in order to remain competitive and to prevent the obsolescence of their products and services;

▪	an inability to adequately protect proprietary rights;

▪	changes in the regulatory environment in which telecommunications companies operate could affect their ability to offer new or existing products and services; and

▪	the need to create and employ new technologies and to offer new services derived from these new technologies to remain competitive.

An investment in the Europe 2001 HOLDRS may also be particularly vulnerable to these additional risks because of the significant number of technology and telecommunications companies included in the Europe 2001 HOLDRS.

HIGHLIGHTS OF EUROPE 2001 HOLDRS

This discussion highlights information regarding Europe 2001 HOLDRS.  We present certain information more fully in the rest of this prospectus.  You should read the entire prospectus carefully before you purchase Europe 2001 HOLDRS.

Issuer	Europe 2001 HOLDRS Trust.

The trust
The Europe 2001 HOLDRS Trust was formed under the depositary trust agreement, dated as of January 4, 2001, among The Bank of New York Mellon, as trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, other depositors and the owners of the Europe 2001 HOLDRS.  The trust is not a registered investment company under the Investment Company Act of 1940.

Initial depositor	Merrill Lynch, Pierce, Fenner & Smith Incorporated.

Trustee
The Bank of New York Mellon, a New York state- chartered banking organization, is the trustee and receives compensation as set forth in the depositary trust agreement.  The trustee is responsible for receiving deposits of underlying securities and delivering Europe 2001 HOLDRS representing the underlying securities issued by the trust.  The trustee holds the underlying securities on behalf of the holders of Europe 2001 HOLDRS.

Purpose of Europe 2001 HOLDRS	Europe 2001 HOLDRS were designed to achieve the following:

Diversification.  Europe 2001 HOLDRS were initially designed to allow you to diversify your investments by holding the equity securities of companies that were among the largest European companies with securities traded on a U.S. stock market, through a single, exchange-listed instrument representing your undivided beneficial ownership of the underlying securities.  The companies whose securities were initially included in the Europe 2001 HOLDRS at the time Europe 2001 HOLDRS were originally issued on January 17, 2001 were generally considered to be among the largest European companies whose equity securities were listed for trading on a U.S. stock market, as measured by worldwide market capitalization on November 14, 2000.  See “Risk Factors—General Risk Factors.”

Flexibility.  The beneficial owners of Europe 2001 HOLDRS have undivided beneficial ownership interests in each of the underlying securities represented by the Europe 2001 HOLDRS, and can cancel their Europe 2001 HOLDRS to receive each of the underlying securities represented by the Europe 2001 HOLDRS.

Transaction costs.  The expenses associated with buying and selling Europe 2001 HOLDRS in the secondary market are expected to be less than separately buying and selling each of the underlying securities in a traditional brokerage account with transaction-based charges.

Trust assets
The trust holds the equity securities issued by specified companies that, when initially selected, were among the largest European companies with equity securities traded on a U.S. stock market, as measured in terms of worldwide market capitalization on

November 14, 2000. Except when a reconstitution event, distribution of securities by an underlying issuer or other event occurs, the underlying securities will not change and the securities of a new company will not be added to the securities underlying the Europe 2001 HOLDRS. Reconstitution events are described in this prospectus under the heading “Description of the Depositary Trust Agreement—Distributions” and “—Reconstitution events.”

The trust’s assets may increase or decrease as a result of in-kind deposits and withdrawals of the underlying securities during the life of the trust.

The Europe 2001 HOLDRS
The trust has issued, and may continue to issue Europe 2001 HOLDRS that represent an undivided beneficial ownership interest in the shares of U.S.-traded securities that are held by the trust on your behalf.  The Europe 2001 HOLDRS themselves are separate from the underlying securities that are represented by the Europe 2001 HOLDRS.

The following table provides:

•	the names of the issuers of the underlying securities currently represented by the Europe 2001 HOLDRS;

•	the stock ticker symbols;

•	the share amounts currently represented by a round-lot of 100 Europe 2001 HOLDRS; and

•	the primary U.S. market on which the underlying securities of the selected companies are traded.

Name of Company (1)(2)(3)(6)	Ticker	Share Amounts	Primary U.S. Trading Market
AEGON N.V.	AEG	5.2000	NYSE
Alcatel-Lucent*	ALU	3.0000	NYSE
Amdocs Limited	DOX	3.0000	NYSE
ARM Holdings, plc*	ARMH	8.0000	NASDAQ GS
ASM International N.V.	ASMI	13.0000	NASDAQ GS
ASML Holding N.V.*	ASML	6.2222	NASDAQ GS
AstraZeneca PLC.*	AZN	4.0000	NYSE
BP p.l.c.*	BP	4.0000	NYSE
Diageo p.l.c.*	DEO	5.0000	NYSE
Elan Corporation, p.l.c.*	ELN	4.0000	NYSE
LM Ericsson Telephone Company*	ERIC	3.2000	NASDAQ GS
GlaxoSmithKline p.l.c.*	GSK	6.0000	NYSE
ING Groep N.V.*	ING	4.0000	NYSE
Koninklijke Philips Electronics N.V.	PHG	5.0000	NYSE
Millicom International Cellular S.A.*	MICC	8.0000	NASDAQ GS
Nokia Corporation*	NOK	5.0000	NYSE
Novartis AG*	NVS	5.0000	NYSE
Oclaro Inc. (4)	OCLR	0.2400	NASDAQ GM

Qiagen N.V.	QGEN	6.0000	NASDAQ GS
Ryanair Holdings p.l.c.*	RYAAY	16.0000	NASDAQ GS
Sanofi-Aventis SA*	SNY	4.6956	NYSE
SAP AG*	SAP	4.0000	NYSE
Shire plc*	SHPGY	4.0000	NASDAQ GS
STMicroelectronics N.V.	STM	4.0000	NYSE
Telefonica S.A.* (5)	TEF	4.5558	NYSE
Total S.A.*	TOT	6.0000	NYSE
UBS AG	UBS	6.3000	NYSE
Unilever N.V.*	UN	9.0000	NYSE
Vodafone Group Public Limited Company*	VOD	5.2500	NASDAQ GS
WPP Group plc*	WPPGY	3.0000	NASDAQ GS
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*  The securities of this non-U.S. company trade in the United States as American depositary shares.  Please see “Risk Factors” and “Federal Income Tax Consequences ― Special considerations with respect to underlying securities of foreign issuers” for additional information relating to an investment in a non-U.S. company.

(1) On May 27, 2010, the acquisition of SkillSoft PLC by SSI Investments III Limited became effective.  As a result, SkillSoft PLC will no longer be an underlying constituent of the Europe 2001 HOLDRS Trust.  In connection with the acquisition, SkillSoft PLC shareholders received $11.20 in cash for each share of SkillSoft PLC held.  The Bank of New York Mellon received $67.20 for the 6 shares of SkillSoft PLC per 100 shares round-lot of Europe 2001 HOLDRS.  The Bank of New York Mellon distributed the cash at a rate of $0.672 for each depositary share of Europe 2001 HOLDRS.  The record date for the distribution was June 8, 2010.

(2) Effective June 7, 2010 (the “delisting date”), Daimler AG, an underlying constituent of the Europe 2001 HOLDRS Trust, was delisted from trading on the NYSE.  As Daimler AG was not listed for trading on another national securities exchange within five business days from the delisting date, it was distributed by The Bank of New York Mellon.  The rate of distribution was 0.04 Daimler AG shares per Europe 2001 HOLDR.  The record date and pay date for the distribution were June 17, 2010 and June 22, 2010, respectively.

(3) Effective June 21, 2010 (the “delisting date”), Deutsche Telekom AG, an underlying constituent of the Europe 2001 HOLDRS Trust (the “Trust”), was delisted from trading on NYSE.  As Deutsche Telekom AG was not listed for trading on another national securities exchange within five business days from the delisting date, it was distributed by The Bank of New York Mellon.  The rate of distribution was 0.05 Deutsche Telekom AG shares per Europe 2001 HOLDRS.  The record date and pay date for the distribution were July 1, 2010 and July 7, 2010, respectively.

(4) Effective May 28, 2010, Oclaro Inc., an underlying constituent of the Europe 2001 HOLDR Trust, changed its ticker symbol to “OCLR.”  The name and CUSIP will remain the same.

(5) On January 26, 2011, the 3-for-1 stock split of Telefonica S.A., an underlying constituent of the Europe 2001 HOLDRS Trust, became effective.  As a result, the quantity of shares of Telefonica S.A. represented by each 100 share round-lot of Europe 2001 HOLDRS Trust increased from 4.5558 shares to 13.6675 shares.  As a result, deposits of shares of Telefonica S.A. for creations of Europe 2001 HOLDRS increased from 4.5558 shares to 13.6675 shares per round-lot of 100 Europe 2001 HOLDRS.

(6) Effective March 7, 2011 (the “delisting date”) Repsol YPF, S.A., an underlying constituent of the Europe 2001 HOLDRS Trust, was delisted from trading on NYSE.  As Repsol YPF, S.A. was not listed for trading on another national securities exchange within five business days from the delisting date, it was distributed by The Bank of New York Mellon.  The rate of distribution will be 0.11 Repsol YPF, S.A. shares per Europe 2001 HOLDRS.  The record date and payment date for the distribution will be March 18, 2011 and March 23, 2011, respectively.
________________

At the time of the initial offering, on January 17, 2001, the companies whose securities were included in the Europe 2001 HOLDRS were generally considered to be among the largest European companies with equity securities traded on a U.S. stock market, as measured in terms of worldwide market capitalization on November 14, 2000.  The market capitalization of a company is determined by multiplying the market price of its securities by the number of its outstanding securities.

The trust will only issue and cancel, and you may only obtain, hold, trade or surrender Europe 2001 HOLDRS in a round-lot of 100 Europe 2001 HOLDRS and round-lot multiples.  The trust will only issue Europe 2001 HOLDRS upon the deposit of the whole shares represented by a round-lot of 100 Europe 2001 HOLDRS.  In the event that a fractional share comes to be represented by a round-lot of Europe 2001 HOLDRS, the trust may require a minimum of more than one round-lot of 100 Europe 2001 HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Europe 2001 HOLDRS.

The number of outstanding Europe 2001 HOLDRS will increase and decrease as a result of in- kind deposits and withdrawals of the underlying securities.  The trust will stand ready to issue additional Europe 2001 HOLDRS on a continuous basis when an investor deposits the required number of securities with the trustee.

Purchases	You may acquire Europe 2001 HOLDRS in two ways:

•	through an in-kind deposit of the required number of securities of the underlying issuers with the trustee; or

•	through a cash purchase in the secondary trading market.

Issuance and cancellation fees
If you wish to create Europe 2001 HOLDRS by delivering to the trust the requisite securities represented by a round-lot of 100 Europe 2001 HOLDRS, The Bank of New York Mellon, as trustee, will charge you an issuance fee of up to $10.00 for each round-lot of 100 Europe 2001 HOLDRS.  If you wish to cancel your Europe 2001 HOLDRS and withdraw your underlying securities, The Bank of New York Mellon, as trustee, will charge you a cancellation fee of up to $10.00 for each round-lot of 100 Europe 2001 HOLDRS.

Commissions
If you choose to deposit underlying securities in order to receive Europe 2001 HOLDRS, you will be responsible for paying any sales commission associated with your purchase of the underlying securities that is charged by your broker in addition to the issuance fee charged by the trustee that is described above.

Custody fees
The Bank of New York Mellon, as trustee and as custodian, will charge you a quarterly custody fee of $2.00 for each round-lot of 100 Europe 2001 HOLDRS, to be deducted from any cash dividend or other cash distributions on underlying securities received by the trustee.  With respect to the aggregate custody fee payable in any calendar year for each Europe 2001 HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.

Rights relating to Europe 2001 HOLDRS
You have the right to withdraw the underlying securities upon request by delivering a round-lot or integral multiple of a round-lot of Europe 2001 HOLDRS to the trustee, during the trustee’s business hours, and paying the cancellation fees, taxes, and other charges.  You should receive the underlying securities no later than the business day after the trustee receives a proper notice of cancellation.  The trustee will not deliver fractional shares of underlying securities. To the extent that any cancellation of Europe 2001 HOLDRS would otherwise require the delivery of a fractional share, the trustee will sell the fractional share in the market and the trust, in turn, will deliver cash in lieu of such fractional share. Except with respect to the right to vote for dissolution of the trust, the Europe 2001 HOLDRS themselves will not have voting rights.

Rights relating to the underlying securities
Europe 2001 HOLDRS represents your beneficial ownership of the underlying securities.  Owners of Europe 2001 HOLDRS have the same rights and privileges as if they beneficially owned the underlying securities in “street name” outside of Europe 2001 HOLDRS.  These include the right to instruct the trustee to vote the underlying securities or attend shareholder meetings yourself, the right to receive any dividends and other distributions on the underlying securities that are declared and paid to the trustee by an issuer of an underlying security, the right to pledge Europe 2001 HOLDRS and the right to surrender Europe 2001 HOLDRS to receive the underlying securities.  See “Description of the Depositary Trust Agreement.”  Europe 2001 HOLDRS does not change your beneficial ownership in the underlying securities under United States federal securities laws, including sections 13(d) and 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  As a result, you have the same obligations to file insider trading reports that you would have if you held the underlying securities outside of Europe 2001 HOLDRS.  However, due to the nature of Europe 2001 HOLDRS, you will not be able to participate in any dividend reinvestment program of an issuer of underlying securities unless you cancel your Europe 2001 HOLDRS (and pay the applicable fees) and receive all of the underlying securities.

A holder of Europe 2001 HOLDRS is not a registered owner of the underlying securities.  In order to become a registered owner, a holder of Europe 2001 HOLDRS would need to surrender their Europe 2001 HOLDRS, pay the applicable fees and expenses, receive all of the underlying securities and follow the procedures established by the issuers of the underlying securities for registering their securities in the name of such holder.

You retain the right to receive any reports and communications that the issuers of underlying securities are required to send to beneficial owners of their securities.  As such, you will receive such reports and communications from the broker through which you hold your Europe 2001 HOLDRS in the same manner as if you beneficially owned your underlying securities outside of Europe 2001 HOLDRS in “street name” through a brokerage account.  The trustee will not attempt to exercise the right to vote that attaches to, or give a proxy with respect to, the underlying securities other than in accordance with your instructions.

The depositary trust agreement entitles you to receive, subject to certain limitations and net of any fees and expenses of the trustee, any distributions of cash (including dividends), securities or property made with respect to the underlying securities.  However, any distribution of securities by an issuer of underlying securities will be deposited into the trust and will become part of the underlying securities unless the distributed securities are not listed for trading on a U.S. national securities exchange.  In addition, if the issuer of underlying securities offers rights to acquire additional underlying securities or other securities, the rights may be distributed to you, may be disposed of for your benefit, or may lapse.

There may be a delay between the time any cash or other distribution is received by the trustee with respect to the underlying securities and the time such cash or other distributions are distributed to you.  In addition, you are not entitled to any interest on any distribution by reason of any delay in distribution by the trustee.  If any tax or other governmental charge becomes due with respect to Europe 2001 HOLDRS or any underlying securities, you will be responsible for paying that tax or governmental charge.

If you wish to participate in a tender offer for any of the underlying securities, or any form of stock repurchase program by an issuer of an underlying security, you must surrender your Europe 2001 HOLDRS (and pay the applicable fees and expenses) and receive all of your underlying securities in exchange for your Europe 2001 HOLDRS, including those underlying securities not subject to a tender offer or repurchase offer.  For specific information about obtaining your underlying securities, you should read the discussion under the caption “Description of the Depositary Trust Agreement—Withdrawal of underlying securities.”

Ownership rights in fractional shares in the underlying securities
As a result of distributions of securities by companies included in the Europe 2001 HOLDRS or other corporate events, such as mergers, a Europe 2001 HOLDR may represent an interest in a fractional share of an underlying security.  You are entitled to receive distributions proportionate to your fractional shares.

In addition, you are entitled to receive proxy materials and other shareholder communications and you are entitled to exercise voting rights proportionate to your fractional shares.  The trustee will aggregate the votes of all of the share fractions represented by Europe 2001 HOLDRS and will vote the largest possible number of whole shares.  If, after aggregation, there is a fractional remainder, this fraction will be ignored, because the issuer will only recognize whole share votes.  For example, if 100,001 round-lots of 100 Europe 2001 HOLDRS are outstanding and each round-lot of 100 Europe 2001 HOLDRS represents 1.75 shares of an underlying security, there will be 175,001.75 votes of the underlying security represented by Europe 2001 HOLDRS.  If holders of 50,000 round-lots of 100 Europe 2001 HOLDRS vote their underlying securities “yes” and holders of 50,001 round-lots of 100 Europe 2001 HOLDRS vote their underlying securities “no,” there will be 87,500 affirmative votes and 87,501.75 negative votes.  The trustee will ignore the .75 negative votes and will deliver to the issuer 87,500 affirmative votes and 87,501 negative votes.

Reconstitution events	The depositary trust agreement provides for the automatic distribution of underlying securities from the Europe 2001 HOLDRS to you in the following four circumstances:

A.
If an issuer of underlying securities no longer has a class of securities registered under section 12 of the Exchange Act, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the owners of the

Europe 2001 HOLDRS.

B.
If the Securities and Exchange Commission (the “SEC”) finds that an issuer of underlying securities should be registered as an investment company under the Investment Company Act of 1940, and the trustee has actual knowledge of the SEC finding, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the owners of the Europe 2001 HOLDRS.

C.
If the underlying securities of an issuer cease to be outstanding as a result of a merger, consolidation, corporate combination or other event, the trustee will distribute the consideration paid by and received from the acquiring company to the beneficial owners of Europe 2001 HOLDRS; provided that any securities received as consideration will be distributed unless the consideration received consists of securities that are listed for trading on a U.S. national securities exchange.  In this case, the securities received as consideration will be treated as additional underlying securities and will be deposited into the trust.

D.
If an issuer’s underlying securities are delisted from trading on a U.S. national securities exchange and are not listed for trading on another U.S. national securities exchange within five business days from the date the securities are delisted.

To the extent a distribution of underlying securities from the Europe 2001 HOLDRS is required as a result of a reconstitution event, the trustee will deliver the underlying security to you as promptly as practicable after the date that the trustee has knowledge of the occurrence of a reconstitution event. However, any distribution of securities that are listed for trading on a U.S. national securities exchange will be deposited into the trust and will become part of the Europe 2001 HOLDRS.

Termination events	A.
The Europe 2001 HOLDRS are delisted from the NYSE Arca and are not listed for trading on another U.S. national securities exchange within five business days from the date the Europe 2001 HOLDRS are delisted.

B.
The trustee resigns and no successor trustee is appointed within 60 days from the date the trustee provides notice to Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, of its intent to resign.

	C.	Beneficial owners of at least 75% of outstanding Europe 2001 HOLDRS, other than Merrill Lynch, Pierce, Fenner & Smith Incorporated, vote to dissolve and liquidate the trust.

If a termination event occurs, the trustee will distribute the underlying securities to you as promptly as practicable after the termination event.

Upon termination of the depositary trust agreement and prior to distributing the underlying securities to you, the trustee will charge you a cancellation fee of up to $10.00 per round-lot of 100 Europe 2001 HOLDRS surrendered, along with any taxes or other governmental charges, if any.

U.S. federal income tax consequences
The U.S. federal income tax laws will treat a U.S. receipt holder of Europe 2001 HOLDRS as directly owning the underlying securities.  The Europe 2001 HOLDRS themselves will not result in any U.S. federal income tax consequences separate from the tax consequences associated with ownership of the underlying securities.  See “U.S. Federal Income Tax Consequences.”

Listing	The Europe 2001 HOLDRS are listed on the NYSE Arca under the symbol “EKH.”

Trading	Investors are only able to acquire, hold, transfer and surrender a round-lot of 100 Europe 2001 HOLDRS. Bid and ask prices, however, are quoted per single Europe 2001 HOLDR.

Clearance and settlement
Europe 2001 HOLDRS have been issued only in book-entry form.  Europe 2001 HOLDRS are evidenced by one or more global certificates that the trustee has deposited with The Depository Trust Company, referred to as DTC.  Transfers within DTC will be in accordance with DTC’s usual rules and operating procedures.  For further information see “Description of Europe 2001 HOLDRS.”

THE TRUST

General.  This discussion highlights information about the Europe 2001 HOLDRS Trust.  You should read this information, information about the depositary trust agreement and the depositary trust agreement itself, in addition to other information included in this prospectus and the publicly available information about the issuers of the underlying securities, before you purchase Europe 2001 HOLDRS.  The material terms of the depositary trust agreement are described in this prospectus under the heading “Description of the Depositary Trust Agreement.”

The Europe 2001 HOLDRS Trust.  The trust was formed pursuant to the depositary trust agreement, dated as of January 4, 2001.  The Bank of New York Mellon is the trustee.  The Europe 2001 HOLDRS Trust is not a registered investment company under the Investment Company Act of 1940.

The Europe 2001 HOLDRS Trust is intended to hold deposited shares for the benefit of owners of Europe 2001 HOLDRS.  The trustee will perform only administrative and ministerial acts.  The property of the trust consists of the underlying securities and all monies or other property, if any, received by the trustee.  The trust will terminate on December 31, 2041, or earlier if a termination event occurs.

DESCRIPTION OF EUROPE 2001 HOLDRS

The trust has issued Europe 2001 HOLDRS under the depositary trust agreement described in this prospectus under the heading “Description of the Depositary Trust Agreement.”  The trust may issue additional Europe 2001 HOLDRS on a continuous basis when an investor deposits the requisite underlying securities with the trustee.

You may only acquire, hold, trade and surrender Europe 2001 HOLDRS in a round-lot of 100 Europe 2001 HOLDRS and round-lot multiples.  The trust will only issue Europe 2001 HOLDRS upon the deposit of the whole shares of underlying securities that are represented by a round-lot of 100 Europe 2001 HOLDRS.  In the event of a stock split, reverse stock split, or other distribution by the issuer of an underlying security that results in a fractional share becoming represented by a round-lot of Europe 2001 HOLDRS, the trust may require a minimum of more than one round-lot of 100 Europe 2001 HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Europe 2001 HOLDRS.

Europe 2001 HOLDRS will represent your individual and undivided beneficial ownership interest in the specified underlying securities.  The companies selected as part of this receipt program are listed above in the section entitled “Highlights of Europe 2001 HOLDRS—The Europe 2001 HOLDRS.”

Beneficial owners of Europe 2001 HOLDRS will have the same rights and privileges as they would have if they beneficially owned the underlying securities in “street name” outside of the trust.  These include the right of investors to instruct the trustee to vote the underlying securities, to attend shareholder’s meetings and to receive dividends and other distributions on the underlying securities, if any are declared and paid to the trustee by an issuer of an underlying security, as well as the right to pledge Europe 2001 HOLDRS or cancel Europe 2001 HOLDRS to receive the underlying securities.  See “Description of the Depositary Trust Agreement.”  Europe 2001 HOLDRS are not intended to change your beneficial ownership in the underlying securities under U.S. federal securities laws, including sections 13(d) and 16(a) of the Exchange Act.

The trust will not publish or otherwise calculate the aggregate value of the underlying securities represented by a receipt.  Europe 2001 HOLDRS may trade in the secondary market at prices that are lower than the aggregate value of the corresponding underlying securities.  If, in such case, an owner of Europe 2001 HOLDRS wishes to realize the dollar value of the underlying securities, that owner will have to cancel the Europe 2001 HOLDRS.  Such cancellation will require payment of fees and expenses as described in “Description of the Depositary Trust Agreement—Withdrawal of underlying securities.”

Europe 2001 HOLDRS are evidenced by one or more global certificates that the trustee has deposited with DTC and registered in the name of Cede & Co., as nominee for DTC.  Europe 2001 HOLDRS are available only in book-entry form.  Owners of Europe 2001 HOLDRS may hold their Europe 2001 HOLDRS through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC.

DESCRIPTION OF THE UNDERLYING SECURITIES

Selection criteria.  The underlying securities of the Europe 2001 HOLDRS were, when the Europe 2001 HOLDRS were initially issued on January 17, 2001, the equity securities of a group of specified companies which, at the time of selection, were among the largest European companies whose securities are traded on a U.S. stock market, as measured in terms of worldwide market capitalization on November 14, 2000.  The market capitalization of a company is determined by multiplying the market price of its securities by the number of its outstanding securities.

Due to distributions of securities by underlying issuers, reconstitution events or other events, one or more of the issuers of the underlying securities may no longer have a market capitalization which ranks among the European companies with the largest market capitalization whose securities are traded on a U.S. stock market.  In this case, the Europe 2001 HOLDRS may consist of securities issued by European companies that do not have the largest market capitalization.  In addition, as a result of a reconstitution event, a distribution of securities by an underlying issuer or other events, the securities of a non-European company may be included in the Europe 2001 HOLDRS.

Underlying securities.  For a list of the underlying securities represented by Europe 2001 HOLDRS, please refer to “Highlights of Europe 2001 HOLDRS—The Europe 2001 HOLDRS.”  The underlying securities may change as a result of a reconstitution event, a distribution of securities by an underlying issuer or other event.

No investigation.  The trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and any affiliate of these entities, have not performed any investigation or review of the selected companies, including the public filings by the companies.  Accordingly, before you acquire Europe 2001 HOLDRS, you should consider publicly available financial and other information about the issuers of the underlying securities.  See “Risk Factors” and “Where You Can Find More Information.”  Investors and market participants should not conclude that the inclusion of a company in the list is any form of investment recommendation of that company by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any of their respective affiliates.

General background and historical information.  For a brief description of the business of each of the issuers of the underlying securities and monthly pricing information showing the historical performance of each underlying issuer’s securities see “Annex A.”

The following table and graph set forth the composite performance of all of the underlying securities currently represented by a single Europe 2001 HOLDR, measured at the close of the business day as of the end of each month from July 31, 2000 to February 28, 2011.  The performance table and graph data are adjusted for any splits that may have occurred over the measurement period.  Past performance of the underlying securities are not necessarily indicative of future values.

2000	Closing Price	2001	Closing Price	2002	Closing Price	2003	Closing Price
July 31	70.51	January 31	63.14	January 31	45.64	January 31	34.15
August 31	72.38	February 28	55.51	February 28	43.98	February 28	32.56
September 29	65.56	March 30	50.64	March 28	46.05	March 31	32.54
October 31	64.97	April 30	57.94	April 30	43.50	April 30	36.60
November 30	56.93	May 31	54.69	May 31	41.40	May 30	39.14
December 29	59.52	June 29	52.67	June 28	38.86	June 30	39.21
		July 31	52.32	July 31	36.10	July 31	39.89
		August 31	49.01	August 30	35.86	August 29	41.60
		September 28	41.49	September 30	31.53	September 30	40.95
		October 31	44.10	October 31	34.41	October 31	45.09
		November 30	46.61	November 29	36.95	November 28	46.90
		December 31	48.38	December 31	34.53	December 31	50.28

2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price
January 30	50.71	January 31	52.46	January 31	60.92	January 31	72.91
February 27	51.55	February 28	53.88	February 28	59.98	February 28	72.79
March 31	50.01	March 31	52.12	March 31	62.82	March 30	74.71
April 30	49.06	April 29	50.40	April 28	64.21	April 30	78.14
May 28	49.20	May 31	51.23	May 31	61.93	May 31	79.01
June 30	49.36	June 30	51.06	June 30	61.82	June 29	79.81
July 30	46.08	July 29	53.73	July 31	61.83	July 31	78.05
August 31	45.07	August 31	54.33	August 31	63.41	August 31	78.37
September 30	46.51	September 30	55.12	September 29	64.46	September 28	81.54
October 29	48.19	October 31	54.04	October 31	67.16	October 31	87.61
November 30	51.79	November 30	54.54	November 30	70.60	November 30	84.01
December 31	53.37	December 30	57.05	December 29	71.86	December 31	82.05

2008	Closing Price	2009	Closing Price	2010	Closing Price	2011	Closing Price
January 31	73.53	January 30	42.39	January 29	58.47	January 31	65.27
February 29	72.00	February 27	38.48	February 26	59.29	February 28	67.24
March 31	69.92	March 31	40.03	March 31	62.41
April 30	74.38	April 30	44.46	April 30	61.22
May 30	74.80	May 29	50.00	May 28	53.41
June 30	70.61	June 30	49.39	June 30	50.92
July 31	65.76	July 31	54.91	July 30	57.33
August 29	64.57	August 31	56.20	August 31	54.55
September 30	57.31	September 30	58.91	September 30	59.65
October 31	46.00	October 30	57.78	October 29	61.55
November 28	44.18	November 30	60.83	November 30	57.05
December 31	48.03	December 31	62.04	December 31	62.64

DESCRIPTION OF THE DEPOSITARY TRUST AGREEMENT

General.  The depositary trust agreement, dated as of January 4, 2001, among Merrill Lynch, Pierce, Fenner & Smith Incorporated, The Bank of New York Mellon, as trustee, other depositors and the owners of the Europe 2001 HOLDRS, provides that Europe 2001 HOLDRS will represent an owner’s undivided beneficial ownership interest in the securities of the underlying companies.

The trustee.  The Bank of New York Mellon serves as trustee for Europe 2001 HOLDRS.  On July 1, 2007, the Bank of New York Company, Inc. and Mellon Financial Corporation merged into The Bank of New York Mellon Corporation or The Bank of New York Mellon.  The Bank of New York Mellon, a New York state-chartered banking organization, is a provider of financial services for institutions, corporations and high net-worth individuals, providing asset and wealth management, asset servicing, issuer services, clearing and execution services and treasury services.

Issuance, transfer and surrender of Europe 2001 HOLDRS.  You may create and cancel Europe 2001 HOLDRS only in round-lots of 100 Europe 2001 HOLDRS.  You may create Europe 2001 HOLDRS by delivering to the trustee the requisite underlying securities.  The trust will only issue Europe 2001 HOLDRS upon the deposit of the whole shares represented by a round-lot of 100 Europe 2001 HOLDRS.  In the event that a fractional share comes to be represented by a round-lot of Europe 2001 HOLDRS, the trust may require a minimum of more than one round-lot of 100 Europe 2001 HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Europe 2001 HOLDRS.  Similarly, you must surrender Europe 2001 HOLDRS in integral multiples of 100 Europe 2001 HOLDRS to withdraw deposited shares from the trust.  The trustee will not deliver fractional shares of underlying securities, and to the extent that any cancellation of Europe 2001 HOLDRS would otherwise require the delivery of fractional shares, the trust will deliver cash in lieu of such shares.  You may request withdrawal of your deposited shares during the trustee’s normal business hours.  The trustee expects that in most cases it will deliver your deposited shares within one business day of your withdrawal request.

Voting rights.  You will receive proxy soliciting materials provided by issuers of the deposited shares so as to permit you to give the trustee instructions as to how to vote on matters to be considered at any annual or special meetings held by issuers of the underlying securities.

Under the depositary trust agreement, any beneficial owner of Europe 2001 HOLDRS, other than Merrill Lynch, Pierce, Fenner & Smith Incorporated, owning Europe 2001 HOLDRS for its own proprietary account as principal, will have the right to vote to dissolve and liquidate the trust.

Distributions.  You will be entitled to receive, net of trustee fees, distributions of cash, including dividends, securities or property, if any, made with respect to the underlying securities.  The trustee will use its reasonable efforts to ensure that it distributes these distributions as promptly as practicable after the date on which it receives the distribution.  Therefore, you may receive your distributions substantially later than you would have had you held the underlying securities directly.  Any distributions of securities by an issuer of underlying securities will be deposited into the trust and will become part of the Europe 2001 HOLDRS unless such securities are not listed for trading on a U.S. national securities exchange.  In addition, if the issuer of underlying securities offers rights to acquire additional underlying securities or other securities, the rights will be distributed to you through the trustee, if practicable, and if the rights and the securities that those rights relate to are exempt from registration or are registered under the Securities Act of 1933, as amended (the “Securities Act”).  Otherwise, if practicable, the rights will be disposed of and the net proceeds distributed to you by the trustee.  In all other cases, the rights will lapse.

You will be obligated to pay any tax or other charge that may become due with respect to Europe 2001 HOLDRS.  The trustee may deduct the amount of any tax or other governmental charge from a distribution before making payment to you.  In addition, the trustee will deduct its quarterly custody fee of $2.00 for each round-lot of 100 Europe 2001 HOLDRS from quarterly dividends, if any, paid to the trustee by the issuers of the underlying securities.  With respect to the aggregate custody fee payable in any calendar year for each Europe 2001 HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.

Record dates.  With respect to dividend payments and voting instructions, the trustee expects to fix the trust’s record dates as close as possible to the record date fixed by the issuer of the underlying securities.

Shareholder communications.  The trustee promptly will forward to you all shareholder communications that it receives from issuers of the underlying securities.

Withdrawal of underlying securities.  You may surrender your Europe 2001 HOLDRS and receive underlying securities during the trustee’s normal business hours and upon the payment of applicable fees, taxes or governmental charges, if any.  You should receive your underlying securities no later than the business day after the trustee receives your request.  If you surrender Europe 2001 HOLDRS in order to receive underlying securities, you will pay to the trustee a cancellation fee of up to $10.00 per round-lot of 100 Europe 2001 HOLDRS.

Further issuances of Europe 2001 HOLDRS.  The depositary trust agreement provides for further issuances of Europe 2001 HOLDRS on a continuous basis without your consent.

Reconstitution events.  The depositary trust agreement provides for the automatic distribution of underlying securities from Europe 2001 HOLDRS to you in the following four circumstances:

A.
If an issuer of underlying securities no longer has a class of securities registered under section 12 of the Exchange Act, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the owners of the Europe 2001 HOLDRS.

B.
If the SEC finds that an issuer of underlying securities should be registered as an investment company under the Investment Company Act of 1940, and the trustee has actual knowledge of the SEC finding, then the trustee will distribute the shares of that company to the owners of the Europe 2001 HOLDRS.

C.
If the underlying securities of an issuer cease to be outstanding as a result of a merger, consolidation, corporate combination or other event, the trustee will distribute the consideration paid by and received from the acquiring company to the beneficial owners of Europe 2001 HOLDRS, unless the consideration received is securities that are listed for trading on a U.S. national securities exchange.  In any other case, the additional securities received as consideration will be deposited into the trust.

D.
If an issuer’s underlying securities are delisted from trading on a U.S. national securities exchange and are not listed for trading on another U.S. national securities exchange within five business days from the date such securities are delisted.

To the extent a distribution of underlying securities from the Europe 2001 HOLDRS is required as a result of a reconstitution event, the trustee will deliver the underlying security to you as promptly as practicable after the date that the trustee has knowledge of the occurrence of a reconstitution event.

Termination of the trust.  The trust will terminate if the trustee resigns and no successor trustee is appointed by Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, within 60 days from the date the trustee provides notice to the initial depositor of its intent to resign.  Upon termination, the beneficial owners of Europe 2001 HOLDRS will surrender their Europe 2001 HOLDRS as provided in the depositary trust agreement, including payment of any fees of the trustee or applicable taxes or governmental charges due in connection with delivery to the owners of the underlying securities.  The trust also will terminate if Europe 2001 HOLDRS are delisted from the NYSE Arca and are not listed for trading on another U.S. national securities exchange within five business days from the date the Europe 2001 HOLDRS are delisted.  Finally, the trust will terminate if 75% of the owners of outstanding Europe 2001 HOLDRS, other than Merrill Lynch, Pierce, Fenner & Smith Incorporated, vote to dissolve and liquidate the trust.

If a termination event occurs, the trustee will distribute the underlying securities to you as promptly as practicable after the termination event occurs.

Amendment of the depositary trust agreement.  The trustee and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, may amend any provisions of the depositary trust agreement without the consent of any other depositor or any of the owners of the Europe 2001 HOLDRS.  Promptly after the execution of any amendment to the agreement, the trustee must furnish or cause to be furnished written notification of the substance of the amendment to each owner of Europe 2001 HOLDRS.  Any amendment that imposes or increases any fees or charges, subject to exceptions, or that otherwise prejudices any substantial existing right of the owners of Europe 2001 HOLDRS will not become effective until 30 days after notice of the amendment is given to the owners of Europe 2001 HOLDRS.

Issuance and cancellation fees.  If you wish to create Europe 2001 HOLDRS by delivering to the trust the requisite underlying securities represented by a round-lot of 100 Europe 2001 HOLDRS, the trustee will charge you an issuance fee of up to $10.00 for each round-lot of 100 Europe 2001 HOLDRS.  If you wish to cancel your Europe 2001 HOLDRS and withdraw your underlying securities, the trustee will charge you a cancellation fee of up to $10.00 for each round-lot of 100 Europe 2001 HOLDRS issued.  The trustee may negotiate either of these fees depending on the volume, frequency and size of the issuance or cancellation transactions.

Commissions.  If you choose to create Europe 2001 HOLDRS you will be responsible for paying any sales commissions associated with your purchase of the underlying securities that is charged by your broker, whether it be Merrill Lynch, Pierce, Fenner & Smith Incorporated or another broker, in addition to the issuance fee described above.

Custody fees.  The Bank of New York Mellon, as trustee and as custodian, will charge you a quarterly custody fee of $2.00 for each round-lot of 100 Europe 2001 HOLDRS to be deducted from any cash dividend payments or other cash distributions on underlying securities received by the trustee.  With respect to the aggregate custody fee payable in any calendar year for each Europe 2001 HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.  The trustee cannot recapture unpaid custody fees from prior years.

Address of the trustee.  The Bank of New York Mellon, ADR Division, 101 Barclay Street, New York, New York 10286.

Governing law.  The depositary trust agreement and the Europe 2001 HOLDRS are governed by the laws of the State of New York.  The trustee will provide the depositary trust agreement to any owner of the underlying securities free of charge upon written request.

Duties and immunities of the trustee.  The trustee assumes no responsibility or liability for, and makes no representations as to, the validity or sufficiency, or as to the accuracy of the recitals, if any, set forth in the Europe 2001 HOLDRS.

The trustee has undertaken to perform only those duties as are specifically set forth in the depositary trust agreement.  Subject to the preceding sentence, the trustee will be liable for its own negligence or misconduct except for good faith errors in judgment so long as the trustee was not negligent in ascertaining the relevant facts.

U.S. FEDERAL INCOME TAX CONSEQUENCES

General

The following discussion represents the opinion of Shearman & Sterling LLP, our special U.S. federal income tax counsel, as to the principal U.S. federal income tax consequences relating to the Europe 2001 HOLDRS for receipt holders.  A “U.S. receipt holder” is a receipt holder that is:

•	an individual who is a citizen or resident of the United States;

•
a corporation (or an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•
a trust if either (i) it is subject to the primary supervision of a U.S. court and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

A “non-U.S. receipt holder” is a receipt holder that is an individual, a corporation, an estate or a trust that is neither a U.S. receipt holder nor a partnership (or entity treated as a partnership) for U.S. federal income tax purposes.

If a partnership (or an entity treated as a partnership for U.S. federal income tax purposes) holds Europe 2001 HOLDRS, the tax treatment of the partnership and each partner will generally depend on the status of the partner and the activities of the partnership.  Partnerships acquiring Europe 2001 HOLDRS, and partners in such partnerships, should consult their tax advisors.

This discussion is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change or differing interpretations, possibly on a retroactive basis.  The discussion does not deal with all U.S. federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules, such as (without limitation) tax-exempt entities, banks, U.S. receipt holders that directly or indirectly own 10% or more of the voting stock of an issuer of the underlying securities, dealers in securities, U.S. receipt holders whose functional currency is not the U.S. dollar, investors who acquire or hold any Europe 2001 HOLDRS as part of a conversion transaction, straddle, hedging or other integrated transaction, certain former citizens and residents of the United States and persons subject to U.S. estate, gift or alternative minimum tax.  In addition, this discussion generally is limited to investors who will hold the Europe 2001 HOLDRS as “capital assets” (generally, property held for investment) within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).  Moreover, this discussion does not address Europe 2001 HOLDRS held by a partnership or other flow through entity for U.S. federal income tax purposes.  We recommend that you consult with your own tax advisor with regard to the application of the U.S. federal income tax laws to your particular situation as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction.

Taxation of the trust

The trust will provide for flow through tax consequences as it will be treated as a grantor trust or custodial arrangement for U.S. federal income tax purposes.

Taxation of Europe 2001 HOLDRS

A U.S. receipt holder purchasing and owning Europe 2001 HOLDRS will be treated, for U.S. federal income tax purposes, as directly owning a proportionate share of the underlying securities represented by Europe 2001 HOLDRS.  Consequently, if there is a taxable cash distribution on an underlying security, a U.S. receipt holder will recognize income with respect to the distribution at the time the distribution is received by the trustee, not at the time that the U.S. receipt holder receives the cash distribution from the trustee.

Qualified dividend income received in respect of Europe 2001 HOLDRS by U.S. receipt holders who are individuals, trusts and estates will be eligible for U.S. federal income taxation at preferential rates, which are currently scheduled to expire for taxable years beginning after December 31, 2012.  Qualified dividend income includes dividends received from domestic corporations and “qualified foreign corporations,” as such term is defined below under “Special considerations with respect to underlying securities of foreign issuers.”  In order for such dividends to qualify for the preferential rates, specific minimum holding period requirements must be met, and for this purpose, a U.S. receipt holder’s holding period with respect to an underlying security may be tolled for any period in which such U.S. receipt holder has diminished its risk of loss in respect of such security by, for example, entering into a hedging transaction.  Special rules apply to a U.S. receipt holder who leverages its investment in Europe 2001 HOLDRS.  U.S. receipt holders that are corporations may be eligible for a dividends-received deduction in respect of dividends received from domestic corporations.

A U.S. receipt holder will determine its initial tax basis in each of the underlying securities by allocating the purchase price for the Europe 2001 HOLDRS among the underlying securities based on their relative fair market values at the time of purchase.  Similarly, when a U.S. receipt holder sells Europe 2001 HOLDRS, it will determine the amount realized with respect to each security by allocating the sales price among the underlying securities based on their relative fair market values at the time of sale.  A U.S. receipt holder’s gain or loss with respect to each security will be computed by subtracting its adjusted basis in the security from the amount realized on the security.  With respect to purchases of Europe 2001 HOLDRS for cash in the secondary market, a U.S. receipt holder’s aggregate tax basis in each of the underlying securities will be equal to the purchase price of the Europe 2001 HOLDRS.  Similarly, with respect to sales of Europe 2001 HOLDRS for cash in the secondary market, the amount realized with respect to a sale of Europe 2001 HOLDRS will be equal to the aggregate amount realized with respect to each of the underlying securities.

The distribution of any securities by the trust upon the surrender of Europe 2001 HOLDRS, the occurrence of a reconstitution event or a termination event will not be a taxable event, except to the extent that cash is distributed in lieu of fractional shares.  Gain or loss with respect to fractional shares shall be computed by allocating a portion of the aggregate tax basis of the distributed securities to such fractional shares.  The U.S. receipt holder’s aggregate tax basis with respect to the distributed securities will be the same as when held through the trust, less any tax basis allocated to fractional shares.  The U.S. receipt holder’s holding period with respect to the distributed securities will include the period that the U.S. receipt holder held the securities through the trust.

Brokerage fees and custodian fees

The brokerage fee incurred in purchasing a receipt will be treated as part of the cost of the underlying securities.  Accordingly, a U.S. receipt holder includes this fee in its tax basis in the underlying securities.  A U.S. receipt holder will allocate the brokerage fee among the underlying securities using either a fair market value allocation or pro rata based on the number of shares of each underlying security.  Similarly, the brokerage fee incurred in selling Europe 2001 HOLDRS will reduce the amount realized with respect to the underlying securities.

A U.S. receipt holder will be required to include in its income the full amount of dividends paid on the underlying securities, even though the depositary trust agreement provides that the custodian fees will be deducted directly from any dividends paid.  These custodian fees will be treated as an expense incurred in connection with a U.S. receipt holder’s investment in the underlying securities and may be deductible.  If a U.S. receipt holder is an individual, estate or trust, however, the deduction of its share of custodian fees will be a miscellaneous itemized deduction that may be disallowed in whole or in part.

Special considerations with respect to underlying securities of foreign issuers

If any of the underlying securities are securities of foreign issuers, the gross amount of any taxable cash distribution generally will not be eligible for the dividends-received deduction provided to corporations.

Dividends received by certain U.S. receipt holders from an issuer of underlying securities that is a “qualified foreign corporation” will be eligible for U.S. federal income taxation at the preferential rates for dividends mentioned above.  A qualified foreign corporation includes:

•
a foreign corporation that is eligible for the benefits of a comprehensive U.S. income tax treaty, which the Secretary of the Treasury determines to be satisfactory and that includes an exchange of information program;

•	a foreign corporation if the stock to which the dividend is paid is readily tradable on an established market in the United States; and

•	a corporation that is incorporated in a possession of the United States;

but will not include a passive foreign investment company (a “PFIC”).

If a foreign issuer pays a dividend in a currency other than in U.S. dollars, the amount of the dividend for U.S. federal income tax purposes will be the U.S. dollar value of the dividend (determined at the spot rate on the date of the payment) regardless of whether the payment is later converted into U.S. dollars.  In this case, the U.S. receipt holder may recognize ordinary income or loss as a result of currency fluctuations between the date on which the dividend is paid and the date the dividend amount is converted into U.S. dollars.

Subject to certain conditions and limitations, any foreign income tax withheld on dividends may be deducted from taxable income (provided the U.S. receipt holder does not elect to claim a credit for any foreign income taxes paid or accrued during that taxable year) or credited against a U.S. receipt holder’s U.S. federal income tax liability.  Dividends distributed by a foreign issuer generally will constitute “passive category income.”  For purposes of the U.S. foreign tax credit limitation, dividends received by a U.S. receipt holder with respect to an underlying security of a foreign issuer generally will be treated as foreign-source income while any gain or loss recognized from the sale of such security generally will be treated as from sources within the United States.  Accordingly, if any foreign income taxes are withheld upon the sale of an underlying security of a foreign issuer, the availability of foreign tax credits with respect to such taxes may be limited unless the U.S. receipt holder has other foreign source income.  The rules relating to the determination of the foreign tax credit are complex and we recommend that U.S. receipt holders consult their own tax advisors to determine whether and to what extent a credit would be available.

Dividends and distributions made by a foreign issuer may be subject to a foreign withholding tax.  Some foreign issuers may make arrangements through which holders of their American depositary shares or global shares can apply for a refund of withheld taxes.  With respect to these issuers, U.S. receipt holders of Europe 2001 HOLDRS may be able to use these arrangements to apply for a refund of withheld taxes.  In some cases, however, the U.S. receipt holders of Europe 2001 HOLDRS may have to apply independently to a foreign tax authority for a refund of withheld taxes.

Furthermore, special U.S. federal income tax rules apply to U.S. persons owning shares of a PFIC.  The initial depositor and the trustee do not undertake to review, periodically or otherwise, or make inquiries regarding the PFIC status of the underlying issuers or to notify the U.S. receipt holders of such status, and no assurances can be made that the applicable tax law or other relevant circumstances will not change in a manner that affects the PFIC determination.  A foreign corporation generally will be classified as a PFIC for U.S. federal income tax purposes in any taxable year in which, after applying relevant look-through rules, either:

•	at least 75% of its gross income is “passive income;” or

•	on average at least 50% of the gross value of its assets is attributable to assets that produce “passive income” or are held for the production of passive income.

Passive income for this purpose generally includes, among other things, dividends, interest, royalties, rents and gains from commodities and securities transactions.

If a corporation were classified as a PFIC, a U.S. receipt holder could be subject to increased tax liability, possibly including an interest charge, upon the sale or other disposition of the Europe 2001 HOLDRS or of the underlying securities or upon the receipt of “excess distributions.”  To avoid the interest charge provisions described in the preceding sentence, a U.S. receipt holder may be able to make one of certain elections (to the extent available under specific rules and, if applicable, the underlying issuer provides certain requisite information) including an election to be taxed currently on its pro rata portion of the corporation’s income.  If such an election were made, a U.S. receipt holder would be required to include its pro rata share of the corporation’s income whether or not the income was distributed in the form of dividends or otherwise.

We recommend that U.S. receipt holders consult their independent tax advisors regarding the application of the PFIC rules to their purchase, ownership and disposition of the Europe 2001 HOLDRS, including the advisability and feasibility of making any elections thereunder.

U.S. receipt holders also generally would be required to file Internal Revenue Service (“IRS”) Form 8621 in any year in which at least one of the underlying issuers is classified as a PFIC.

U.S. receipt holders should also be aware that recently enacted legislation may broaden the current IRS Form 8621 filing requirements or impose an additional annual filing requirement for U.S. persons owning shares of a PFIC.  The legislation does not describe what information would be required to be included in either situation, but grants the Secretary of the Treasury Department power to make this determination.  U.S. receipt holders should consult their independent tax advisors regarding the application of the PFIC rules to their purchase, ownership and disposition of the Europe 2001 HOLDRS, including the availability and advisability of making any elections thereunder and the application of the recently enacted legislation to their particular situations.

Non-U.S. receipt holders

A non-U.S. receipt holder generally will be subject to U.S. withholding tax at a rate of 30% or a lower rate as may be specified by an applicable tax treaty with respect to dividends received on underlying securities of U.S. issuers.  A non-U.S. receipt holder who wishes to claim a reduction in withholding under the benefit of an applicable tax treaty must comply with certification requirements.  However, if that income is effectively connected with a U.S. trade or business conducted by the non-U.S. receipt holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the non-U.S. receipt holder, then those dividends will be exempt from withholding tax, provided the non-U.S. receipt holder complies with applicable certification requirements.

A non-U.S. receipt holder generally will not be subject to U.S. federal income or withholding tax with respect to dividends received on any underlying securities of a foreign issuer, unless that income is effectively connected with a U.S. trade or business conducted by the non-U.S. receipt holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the non-U.S. receipt holder.

With respect to dividends of U.S. and any foreign issuers, a non-U.S. receipt holder’s dividends that are effectively connected with a U.S. trade or business or, where a tax treaty applies, dividends attributable to a U.S. permanent establishment generally will be subject to U.S. federal income taxation on a net income basis at the same graduated rates applicable to U.S. persons.  In addition to this graduated tax, effectively connected dividends or, where a tax treaty applies, dividends attributable to a U.S. permanent establishment received by a corporate non-U.S. receipt holder may also be subject to a branch profits tax at a rate of 30% or a lower rate as may be specified by an applicable tax treaty.  Under some circumstances, a corporate non-U.S. receipt holder whose dividends are effectively connected or attributable to a U.S. permanent establishment may be entitled to a dividends received deduction equal to 70% or 80% of the amount of the dividend.

A non-U.S. receipt holder that is eligible for a reduced rate of withholding tax pursuant to a tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with IRS.

A non-U.S. receipt holder generally will not be subject to U.S. federal income or withholding tax with respect to gain recognized upon the sale or other disposition of Europe 2001 HOLDRS or of the underlying securities unless:

•
in the case of any gain realized by an individual non-U.S. receipt holder, the non-U.S. receipt holder is present in the United States for 183 days or more in the taxable year of the sale or other disposition and certain other conditions are met;

•
that gain is effectively connected with a U.S. trade or business conducted by the non-U.S. receipt holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the non-U.S. receipt holder; or

•
the underlying securities issuer is or has been a U.S. real property holding corporation for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of the disposition or the period during which the non-U.S. receipt holder held the common stock of such issuer and (a) the common stock is not considered to be “regularly traded on an established securities market” or (b) the non-U.S. receipt holder owned, actually or constructively, at any time during the shorter of the periods described above, more than five percent of the common stock of such issuer.  It is expected that the underlying securities are currently “regularly traded on an established securities market” although no assurances can be made that the securities will continue to be so traded.

A non-U.S. receipt holder described in the first bullet point above will be subject to U.S. federal income tax with respect to such gain at a rate of 30% (or lower applicable treaty rate), which gain may be offset by certain losses.  A non-U.S. receipt holder described in the second or third bullet points above will be subject to U.S. federal income tax with respect to such gain on a net income basis at the applicable graduated individual or corporate rates (and, in the case of a corporate non-U.S. receipt holder, may also be subject to a 30% branch profits tax, subject to reduction by an applicable income tax treaty).

Backup withholding and information reporting

Information returns will be filed with the IRS in connection with dividend payments made with respect to the underlying securities, or the proceeds of the sale or other disposition of the Europe 2001 HOLDRS (or the underlying securities).  If you are a U.S. receipt holder, you will be subject to U.S. backup withholding tax at the applicable rate on these payments unless you are an exempt holder or provide your taxpayer identification number to the paying agent and comply with certain certification procedures.  If you are a non-U.S. receipt holder, you may have to comply with certification procedures to establish that you are not a U.S. person in order to avoid the information reporting and backup withholding tax requirements.  However, payments of dividends to non-U.S. receipt holders will be reported to the IRS even if such payments are not otherwise subject to the information reporting requirements.

The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information is furnished to the IRS on a timely basis.

In addition, U.S. receipt holders should be aware that recently enacted legislation imposes new reporting requirements with respect to the holding of certain foreign financial assets, including stock of foreign issuers which is not held in an account maintained by certain financial institutions, if the aggregate value of all of such assets exceeds U.S. $50,000.  Similarly, non-U.S. receipt holders should be aware of recent legislation that, beginning on January 1, 2013, would impose a 30% withholding tax on certain payments (which could include dividends on and gross proceeds from the sale or other disposition of shares of stock of a U.S. issuer) made to a non-U.S. entity that fails to disclose the identity of its direct or indirect “substantial United States owners’’ or to certify that it has no such owners.  Various exceptions are provided under the legislation and additional exceptions may be provided by subsequent guidance.  Receipt holders should consult their independent tax advisors regarding the potential application and impact of these new requirements to their purchase, ownership and disposition of the Europe 2001 HOLDRS based upon their particular situations.

The preceding discussion does not address all aspects of U.S. federal income taxation that may be relevant in light of a receipt holder’s or an issuer’s particular facts and circumstances.  We recommend that investors consult their own tax advisors.

ERISA CONSIDERATIONS

Any plan fiduciary which proposes to have a plan acquire Europe 2001 HOLDRS should consult with its counsel with respect to the potential applicability of the prohibited transaction provisions of Section 406 of the Employee Retirement Income Security Act of 1974, as amended, and Section 4975 of the Code to this investment, and whether any exemption would be applicable and determine on its own whether all conditions have been satisfied.  Moreover, each plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an acquisition of Europe 2001 HOLDRS is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan’s investment portfolio.

PLAN OF DISTRIBUTION

In accordance with the depositary trust agreement, the trust issued Europe 2001 HOLDRS to Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Merrill Lynch, Pierce, Fenner & Smith Incorporated has deposited the underlying securities to receive Europe 2001 HOLDRS.  The trust delivered the initial distribution of Europe 2001 HOLDRS against deposit of the underlying securities in New York, New York on approximately January 17, 2001.

Investors who purchase Europe 2001 HOLDRS through a fee-based brokerage account will pay fees charged by the brokerage account.  We recommend that investors review the terms of their brokerage accounts for details on applicable charges.

Merrill Lynch, Pierce, Fenner & Smith Incorporated has from time to time provided investment banking and other financial services to some of the issuers of the underlying securities and expects in the future to provide these services, for which they have received and will receive customary fees and commissions.  Merrill Lynch, Pierce, Fenner & Smith Incorporated also may have served as counterparty in other transactions with some of the issuers of the underlying securities.

Merrill Lynch, Pierce, Fenner & Smith Incorporated has used and may continue to use this prospectus, as updated from time to time, in connection with offers and sales related to market-making transactions in the Europe 2001 HOLDRS.  Merrill Lynch, Pierce, Fenner & Smith Incorporated may act as principal or agent in these transactions.  Market-making sales will be made at prices related to prevailing market prices at the time of sale.

Merrill Lynch, Pierce, Fenner & Smith Incorporated has agreed to indemnify the trustee against some civil liabilities related to acts performed or not performed by the trustee in accordance with the depositary trust agreement or periodic reports filed or not filed with the SEC with respect to the Europe 2001 HOLDRS.  Should a court determine not to enforce the indemnification provision, Merrill Lynch, Pierce, Fenner & Smith Incorporated also has agreed to contribute to payments the trustee may be required to make with respect to these liabilities.

LEGAL MATTERS

Legal matters, including the validity of the Europe 2001 HOLDRS, were passed upon for Merrill Lynch, Pierce, Fenner & Smith Incorporated, the initial depositor and the underwriter in connection with the initial offering of Europe 2001 HOLDRS, by Shearman & Sterling LLP, New York, New York.  Shearman & Sterling LLP, as special U.S. tax counsel to the trust, also rendered an opinion regarding the material U.S. federal income tax consequences relating to the Europe 2001 HOLDRS.

WHERE YOU CAN FIND MORE INFORMATION

Merrill Lynch, Pierce, Fenner & Smith Incorporated has filed a registration statement on Form S-1 with the SEC covering the Europe 2001 HOLDRS.  While this prospectus is a part of the registration statement, it does not contain all the exhibits filed as part of the registration statement.  You should review the full text of those exhibits.

The registration statement is available over the Internet at the SEC’s Web site at http://www.sec.gov.  You also may read and copy the registration statement at the SEC’s public reference rooms at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges.  Merrill Lynch, Pierce, Fenner & Smith Incorporated will not file any reports pursuant to the Exchange Act.  The trust will file modified reports pursuant to the Exchange Act.

Since the securities of the issuers of the underlying securities are registered under the Exchange Act, the issuers of the underlying securities are required to file periodically financial and other information specified by the SEC.

For more information about the issuers of the underlying securities, information provided to or filed with the SEC by the issuers of the underlying securities with respect to their registered securities can be inspected at the SEC’s public reference facilities or accessed through the SEC’s Web site referenced above.  However, some of the issuers of the underlying securities may be considered foreign issuers.  The requirements for filing periodic financial and other information for foreign issuers differ from that of domestic issuers.  In particular, foreign issuers are not required to file quarterly reports with the SEC and are not required to file periodic financial and other information on EDGAR.  Therefore, this information may not be accessible through the SEC’s Web site.  Information regarding the issuers of the underlying securities may also be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated information.

The trust and Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates are not affiliated with the issuers of the underlying securities, and the issuers of the underlying securities have no obligations with respect to Europe 2001 HOLDRS.  This prospectus relates only to Europe 2001 HOLDRS and does not relate to the other securities of the issuers of the underlying securities.  The information in this prospectus regarding the issuers of the underlying securities has been derived from the publicly available documents described in the preceding paragraph.  We have not participated in the preparation of these documents or made any due diligence inquiries with respect to the issuers of the underlying securities in connection with Europe 2001 HOLDRS.  We make no representation that these publicly available documents or any other publicly available information regarding the issuers of the underlying securities are accurate or complete.  Furthermore, we cannot assure you that all events occurring prior to the date of this prospectus, including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph, that would affect the trading price of the securities of the issuers of the underlying securities, and therefore the offering and trading prices of the Europe 2001 HOLDRS, have been publicly disclosed.

ANNEX A

This annex forms an integral part of the prospectus.  The following information regarding the underlying securities was derived from publicly available information released by third-party sources.  None of this information was prepared by us or our affiliates or on our or our affiliates’ behalf and none of Merrill, Lynch, Pierce, Fenner & Smith Incorporated, the Bank of New York Mellon or any of their respective affiliates assumes any responsibility for the accuracy or completeness of such information.

The following tables provide a brief description of the business of each of the issuers of the underlying securities and set forth the split-adjusted closing market prices, as reported on the applicable primary U.S. trading market, of each of the underlying securities in each month during 2006, 2007, 2008, 2009 and 2010, through to February 28, 2011.  A table outlining the primary U.S. stock market on which the securities of the issuers are listed can be found under “Highlights of Europe 2001 HOLDRS—The Europe 2001 HOLDRS.”  The foreign stock market or markets on which the equity securities of the foreign issuers included in the Europe 2001 HOLDRS, if any, are listed are described below.  The historical prices of the underlying securities should not be taken as an indication of future performance.

AEGON N.V. (AEG)

AEGON N.V. (“AEGON”), through its subsidiaries, provides life insurance, pensions, and investment products in the Americas, Europe, and Asia.  The company also involves in accident, supplemental health, general insurance, and banking activities.  Its life insurance products include permanent and universal insurance; traditional life products, such as life insurance sold as part of defined benefit pension plans, endowment policies, post-retirement annuity products, and group risk products; endowment insurance; term and whole life insurance; annuity insurance; endowment savings; variable unit linked products; and health insurance products.  The company also offers individual savings and retirement products, including savings accounts and investment contracts, fixed and variable annuities, and retail mutual funds; pensions and asset management products, such as individual and corporate pensions, investment, and asset management products, as well as institutional and retail funds, and life and pensions products; and guaranteed investment contracts, funding agreements, and medium-term notes.  AEGON also provides employer solutions, such as single premium group annuities; and reinsurance products and solutions to life insurance and financial services companies.  In addition, it offers asset management services, including general account assets, unit-linked portfolio, and guaranteed fund; general insurance products, such as house, car, and fire insurance; supplemental health insurance; and investment advisory services.  The company offers its products through financial advice channel, specialist employee benefit consultancies, independent and career agents, financial planners, registered representatives, independent marketing organizations, banks, regional and independent broker-dealers, benefit consulting firms, wirehouses, and affinity groups, as well as through online, and direct and worksite marketing.

2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price	2011	Closing Price
January	16.14	January	19.76	January	14.87	January	5.18	January	5.92	January	7.40
February	16.50	February	19.81	February	14.85	February	3.53	February	6.30	February	7.69
March	18.43	March	19.94	March	14.64	March	3.84	March	6.81
April	17.94	April	20.68	April	15.94	April	4.75	April	7.02
May	16.69	May	20.45	May	15.24	May	6.27	May	5.70
June	17.07	June	19.65	June	13.11	June	6.16	June	5.28
July	16.92	July	18.08	July	11.68	July	7.41	July	6.01
August	17.88	August	18.22	August	11.79	August	7.54	August	5.11
September	18.77	September	19.03	September	8.78	September	8.46	September	5.99
October	18.37	October	20.66	October	4.11	October	7.05	October	6.31
November	18.16	November	17.77	November	4.65	November	7.24	November	5.53
December	18.95	December	17.53	December	6.05	December	6.41	December	6.13

ALCATEL-LUCENT (ALU)

Alcatel-Lucent offers products, solutions, and transformation services that enable service providers, enterprises, governments, and strategic industries to deliver voice, data, and video communication services to end-users worldwide.  It engages in the development and sale of software and related services to manage customer interactions.  The company offers a software suite that connects customers with the resources to fulfill customer requests and meet customer care goals.  It also provides software and related services, which support service provider business priorities in the areas of application innovation, enhanced communications, digital media, real-time rating and charging, and subscriber data management, as well as offers tools for providers to enable consumers set up and manage their mobile devices and services at-home.  In addition, the company offers voice telephony and data networking solutions; and end-to-end communications networks and individual network elements, as well as designs and sells a suite of radio frequency products, such as cable, antenna, tower systems, and their related electronic components.  Further, the company designs, integrates, manages, and maintains networks.

2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price	2011	Closing Price
January	13.40	January	13.00	January	6.33	January	1.97	January	3.33	January	3.31
February	13.50	February	12.81	February	5.87	February	1.31	February	3.04	February	4.90
March	15.40	March	11.82	March	5.76	March	1.86	March	3.12
April	14.42	April	13.25	April	6.67	April	2.50	April	3.17
May	13.27	May	13.72	May	7.51	May	2.54	May	2.57
June	12.61	June	14.00	June	6.04	June	2.48	June	2.54
July	11.28	July	11.60	July	6.01	July	2.76	July	2.98
August	12.53	August	10.95	August	6.18	August	3.75	August	2.57
September	12.18	September	10.18	September	3.84	September	4.49	September	3.38
October	12.70	October	9.69	October	2.57	October	3.69	October	3.48
November	13.28	November	8.10	November	2.14	November	3.34	November	2.74
December	14.22	December	7.32	December	2.15	December	3.32	December	2.96

AMDOCS LIMITED (DOX)

Amdocs Limited, through its subsidiaries, provides software and services to the communications, media, and entertainment industry service providers worldwide.  The company’s software systems support revenue management, customer management, service and resource management, and service delivery.  Its revenue management products include charging and billing, mediation, partner settlements, and compact convergence products that enable service providers to manage and collect various sources of revenue through various channels.  The company’s customer management products comprise customer care, and sales and ordering products.  Its service and resource management products consist of network planning, service fulfillment, service assurance, inventory and discovery, and service management.  The company also provides service delivery solutions, including convergent service platforms, digital services, and convergent applications that help service providers to solve delivery challenges for Internet Protocol and next-generation services.  In addition, it offers portfolio enablers to help service providers make decisions and manage the product lifecycle, as well as to simplify the integration, operation, and administration of applications.  Further, the company provides advertising and media products and services that enable local search and directory publishers to manage media selling, fulfillment, consumer experience, and financial processes across online, print, and mobile media.  Additionally, it offers information technology services, including consulting, systems integration and delivery, managed, and product support services, as well as provides learning services.

2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price	2011	Closing Price
January	32.20	January	34.68	January	33.05	January	16.92	January	28.59	January	29.14
February	33.12	February	34.65	February	31.00	February	16.75	February	29.08	February	29.84
March	36.06	March	36.48	March	28.36	March	18.52	March	30.11
April	37.20	April	36.71	April	31.38	April	20.93	April	31.94
May	37.47	May	38.87	May	32.31	May	21.64	May	28.50
June	36.60	June	39.82	June	29.42	June	21.45	June	26.85
July	36.28	July	36.19	July	30.41	July	23.92	July	27.33
August	37.95	August	35.30	August	30.19	August	24.32	August	26.23
September	39.60	September	37.19	September	27.38	September	26.88	September	28.66
October	38.76	October	34.40	October	22.56	October	25.20	October	30.68
November	38.55	November	33.09	November	18.79	November	26.43	November	26.00
December	38.75	December	34.47	December	18.29	December	28.53	December	27.47

ARM HOLDINGS PLC (ARMH)

ARM Holdings plc designs microprocessors, physical intellectual property (IP), and related technology and software, as well as sells development tools to enhance the performance of high-volume embedded applications.  Its products include 16/32-bit reduced instruction set computing microprocessors cores, including specific functions, such as video and graphics IP and on-chip fabric IP; embedded software that helps in the development of devices; physical IP products for the design and manufacture of integrated circuits comprising SoCs, as well as include embedded memory, standard cell, input/output components, and analog and mixed-signal products; and RealView software development tools that help engineers in the design and deployment of code from applications running on open operating systems to low-level firmware.  The company also offers design consulting, support, maintenance, and training services.  ARM Holdings plc licenses and sells its technology and products to electronics companies, which in turn manufacture, market, and sell microprocessors, application-specific integrated circuits, and application-specific standard processors to systems companies for incorporation into various end products.  It serves customers primarily in Europe, the United States, and the Asia Pacific.

2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price	2011	Closing Price
January	7.11	January	7.24	January	7.08	January	4.01	January	9.07	January	25.04
February	7.20	February	7.53	February	5.39	February	4.19	February	9.29	February	30.25
March	6.89	March	7.85	March	5.27	March	4.42	March	10.67
April	7.41	April	7.98	April	5.95	April	5.31	April	11.43
May	6.60	May	8.30	May	6.23	May	5.26	May	10.74
June	6.26	June	8.75	June	5.09	June	5.97	June	12.40
July	6.49	July	8.90	July	5.67	July	6.39	July	15.45
August	6.80	August	8.92	August	6.12	August	6.35	August	16.70
September	6.56	September	9.41	September	5.20	September	7.00	September	18.76
October	6.56	October	9.29	October	4.72	October	7.27	October	17.68
November	7.10	November	8.23	November	4.45	November	7.72	November	18.75
December	7.30	December	7.40	December	3.85	December	8.56	December	20.75

ASM INTERNATIONAL N.V. (ASMI)

ASM International N.V., together with its subsidiaries, engages in researching, developing, manufacturing, marketing, and servicing equipment and materials used to produce semiconductor devices.  It provides production solutions for semiconductor production areas that include wafer processing, and assembly and packaging.  The company’s front-end products comprise the Advance 400, a vertical furnace and batch processing platform that is used in various manufacturing steps of semiconductor devices; Eagle, a single-wafer processing product platform for PECVD applications; Eagle XP, a platform for various 300mm single wafer processing; Epsilon, a platform that offers a range of epitaxy products and materials for various applications; and Polygon, a single wafer atomic layer deposition platform.  Its back-end products include die and flip chip bonding, and die sorting products; wire bonding products; encapsulation products; post encapsulation products; and automated systems.  ASM International primarily sells its products to manufacturers of semiconductor devices and silicon wafers in Europe, the United States, the Southeast Asia, and Japan.  It sells its products through sales representatives and direct sales force.

2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price	2011	Closing Price
January	18.01	January	23.19	January	19.11	January	7.29	January	22.96	January	36.39
February	18.58	February	23.00	February	19.56	February	6.61	February	23.47	February	40.53
March	20.08	March	22.16	March	18.53	March	8.24	March	26.89
April	19.25	April	24.37	April	23.25	April	11.90	April	26.01
May	17.03	May	26.47	May	25.65	May	14.14	May	20.68
June	15.64	June	26.69	June	30.00	June	14.71	June	19.55
July	15.54	July	28.22	July	27.54	July	16.73	July	25.44
August	17.44	August	27.26	August	24.86	August	18.31	August	22.01
September	18.14	September	28.58	September	18.70	September	18.64	September	25.44
October	18.34	October	28.45	October	9.85	October	19.93	October	25.55
November	21.07	November	23.35	November	8.51	November	22.80	November	24.77
December	20.93	December	23.95	December	8.71	December	25.74	December	35.01

ASML HOLDING N.V. (ASML)

ASML Holding N.V., through its subsidiaries, engages in designing, manufacturing, marketing, and servicing semiconductor processing equipment used in the fabrication of integrated circuits.  The company offers a portfolio of lithography systems for manufacturing semiconductors, integrated circuits, or chips.  Its PAS 5500 product family comprises wafer steppers, and step and scan systems suitable for the i-line, krypton fluoride, and argon fluoride processing of wafers.  The company also provides TWINSCAN, a dual-stage design system that allows wafer measurement.  In addition, it offers Tachyon SMO, a source-mask optimization product that allows co-optimization of source and mask; and programmable illumination and BaseLiner scanner matching technology, which offers scanner stability optimization and stabilizes manufacturing process windows.  The company operates principally in Japan, Korea, Singapore, Taiwan, Europe, and the United States.  It has strategic alliance with Zeiss.

2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price	2011	Closing Price
January	25.43	January	28.67	January	26.59	January	16.54	January	31.25	January	42.01
February	23.27	February	27.65	February	24.08	February	15.13	February	30.83	February	43.60
March	22.92	March	27.84	March	24.81	March	17.51	March	35.40
April	23.78	April	30.66	April	28.36	April	21.15	April	32.66
May	22.88	May	28.99	May	29.96	May	20.70	May	28.26
June	22.75	June	30.88	June	24.40	June	21.65	June	27.47
July	22.39	July	33.26	July	22.79	July	26.01	July	32.19
August	24.82	August	33.38	August	23.65	August	27.47	August	24.73
September	26.19	September	36.97	September	17.61	September	29.57	September	29.73
October	25.70	October	34.92	October	17.55	October	26.94	October	33.16
November	28.01	November	34.75	November	15.33	November	30.99	November	32.63
December	27.71	December	31.29	December	18.07	December	34.09	December	38.34

ASTRAZENECA PLC (AZN)

AstraZeneca PLC, a biopharmaceutical company, discovers, develops, manufactures, and markets prescription pharmaceuticals in the areas of cancer, cardiovascular, gastrointestinal, infection, neuroscience, and respiratory and inflammation illnesses worldwide.  Its product line primarily comprises Crestor for managing cholesterol levels; Nexium for acid reflux; Synagis for RSV, a form of respiratory infection in infants; Seroquel for schizophrenia, bipolar disorder, and major depressive disorders; Arimidex for breast cancer; and Symbicort for asthma and chronic obstructive pulmonary disease.  The company also engages in the research, development, manufacture, and marketing of medical devices and implants for use in urology, surgery, and odontology.  In addition, it develops and manages hospital-based outpatient cancer centers in the United States.  Further, the company focuses on the discovery and development of anti-viral therapies; and designs and manufactures bespoke dental implant abutments using a patented CAD/CAM method.  The company markets its products primarily to care and specialist physicians, as well as to other healthcare professionals through distributors or local representative offices.  AstraZeneca PLC has strategic alliances with Alcon Research, Ltd. to identify eye care products using AstraZeneca compounds; and Quintiles Limited to provide integrated services for various clinical pharmacology studies.

2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price	2011	Closing Price
January	48.64	January	55.95	January	42.10	January	38.53	January	46.49	January	48.90
February	46.25	February	56.13	February	37.63	February	31.59	February	44.12	February	49.17
March	50.23	March	53.65	March	37.99	March	35.45	March	44.72
April	55.13	April	54.31	April	41.98	April	34.97	April	44.23
May	52.94	May	53.18	May	43.69	May	41.72	May	42.25
June	59.82	June	53.48	June	42.53	June	44.14	June	47.13
July	61.03	July	51.83	July	48.55	July	46.44	July	50.44
August	65.14	August	49.20	August	48.70	August	46.63	August	49.43
September	62.50	September	50.07	September	43.88	September	44.95	September	50.70
October	58.70	October	49.10	October	42.46	October	44.91	October	50.46
November	57.89	November	47.38	November	37.73	November	44.83	November	46.93
December	53.55	December	42.82	December	41.03	December	46.94	December	46.19

BP P.L.C. (BP)

BP p.l.c. provides fuel for transportation, energy for heat and light, retail services, and petrochemicals products.  The company operates through two segments:  Exploration and Production, and Refining and Marketing.  The Exploration and Production segment engages in the oil and natural gas exploration, field development, and production; and marketing and trading of natural gas, including liquefied natural gas, and power and natural gas liquids.  It has exploration and production activities in Angola, Azerbaijan, Canada, Egypt, the Russian Federation, Trinidad and Tobago, Norway, the United Kingdom, and the United States, as well as in the Asia Pacific, Latin America, North Africa, and the Middle East.  This segment also owns and manages crude oil and natural gas pipelines; processing and export terminals; and LNG processing facilities and transportation, as well as involves in gas marketing and trading activities.  BP p.l.c. has interests in the Trans Alaska pipeline system, the Forties pipeline system, the Central Area transmission system pipeline, the South Caucasus Pipeline, and Baku-Tbilisi-Ceyhan pipeline, as well as in LNG plants located in Trinidad, Indonesia, and Australia.  The Refining and Marketing segment engages in the supply and trading, refining, marketing, and transportation of crude oil, petroleum, and petrochemicals products and related services to wholesale and retail customers under the Aral, Amoco, ARCO, BP, and Castrol brands.  The Other Businesses and Corporate segment produces and markets rolled aluminum products, as well as generates energy through wind, solar, biofuels, hydrogen, and carbon capture and storage sources.

2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price	2011	Closing Price
January	72.31	January	63.51	January	63.95	January	42.47	January	56.12	January	47.47
February	66.42	February	61.54	February	64.87	February	38.36	February	53.21	February	48.47
March	68.94	March	64.75	March	60.65	March	40.10	March	57.07
April	73.72	April	67.32	April	72.79	April	42.46	April	52.15
May	70.70	May	67.01	May	72.51	May	49.50	May	42.95
June	69.61	June	72.14	June	69.57	June	47.68	June	28.88
July	72.52	July	69.40	July	61.44	July	50.04	July	38.47
August	68.05	August	67.36	August	57.63	August	51.45	August	34.83
September	65.58	September	69.35	September	50.17	September	53.23	September	41.17
October	67.10	October	77.99	October	49.70	October	56.62	October	40.80
November	68.08	November	72.74	November	48.69	November	57.18	November	40.00
December	67.10	December	73.17	December	46.74	December	57.97	December	44.17

DIAGEO PLC (DEO)

Diageo plc engages in producing, distilling, brewing, bottling, packaging, distributing, developing, and marketing spirits, beer, and wine products.  The company offers a range of brands, including Johnnie Walker scotch whiskies, Smirnoff vodka, Baileys Original Irish Cream liqueur, Captain Morgan rum, Jose Cuervo tequila, JeB scotch whisky, Tanqueray gin, and Guinness stout, as well as Smirnoff ready to drink products.  Its other spirits brands comprise Crown Royal Canadian whisky, Buchanan’s scotch whisky, Ketel One vodka, Windsor Premier scotch whisky, Gordon’s gin and vodka, Old Parr scotch whisky, Seagram’s 7 Crown whiskey, Seagram’s VO whisky, Cacique rum, Bundaberg rum, Bell’s scotch whisky, The Classic Malts scotch whiskies, Ciroc vodka, White Horse scotch whisky, Don Julio tequila, and Bushmills Irish whiskey.  The company’s other beer brands consist of Malta Guinness non-alcoholic malt, Harp lager, Tusker lager, Smithwick’ sale, Senator lager, and Red Stripe lager; and wine brands include Blossom Hill, Sterling Vineyards, Beaulieu Vineyard, Chalone Vineyard, Navarro Correas, Rosenblum Cellars, and Santa Rita.  In addition, it owns distribution rights for the Jose Cuervo tequila brands in North America and internationally.

2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price	2011	Closing Price
January	60.02	January	78.73	January	80.77	January	54.34	January	67.19	January	76.80
February	61.70	February	79.43	February	82.10	February	46.49	February	65.28	February	78.26
March	63.43	March	80.95	March	81.32	March	44.75	March	67.45
April	66.25	April	84.40	April	81.90	April	47.85	April	68.14
May	66.19	May	85.39	May	78.62	May	54.56	May	61.28
June	67.55	June	83.31	June	73.87	June	57.25	June	62.74
July	70.32	July	81.68	July	70.38	July	62.38	July	69.88
August	71.50	August	85.42	August	74.40	August	62.04	August	65.50
September	71.04	September	87.73	September	68.86	September	61.49	September	69.01
October	74.47	October	91.75	October	62.19	October	65.02	October	74.00
November	77.29	November	90.58	November	56.37	November	67.61	November	71.66
December	79.31	December	85.83	December	56.74	December	69.41	December	74.33

ELAN CORPORATION, PLC (ELN)

Elan Corporation, plc operates as a neuroscience-based biotechnology company primarily in Ireland and the United States.  It operates in two segments, BioNeurology and Elan Drug Technologies (EDT).  The BioNeurology segment engages in the research, development, and commercial activities primarily in the areas of Alzheimer’s disease, Parkinson’s disease, multiple sclerosis (MS), Crohn’s disease, and severe chronic pain.  Its offers Tysabri to treat relapsing forms of MS; Prialt, a non-opioid and intrathecal analgesic for the treatment of severe chronic pain, principally neuropathic pain; Azactam, a monobactam to treat pneumonia, post-surgical infections, and septicemia; and Maxipime, an injectable cephalosporin antibiotic used to treat patients with serious and/or life-threatening infections.  This segment in collaboration with Biogen Idec, Inc., develops and markets Tysabri for the treatment for Crohn’s disease.  It also develops beta amyloid immunotherapies for the treatment of Alzheimer’s disease through collaboration with Wyeth.  In addition, this segment develops ELND005, a novel therapeutic agent, which is in Phase II clinical study to treat Alzheimer’s disease; ELND006, a small molecule gamma secretase inhibitor is in Phase I clinical studies for the treatment of Alzheimer’s disease; and Beta secretase, a precursor to plaque development in the brain.  Further, BioNeurology segment has collaboration agreement with PharmatrophiX to develop small molecule ligands for growth factor receptors relevant to neurological disorders.  The EDT segment offers pharmaceutical products using its proprietary drug technologies.  It also provides formulation development services and contract manufacturing services that include analytical development, clinical trial manufacturing, scale-up, product registration support, and supply chain management.  Elan Corporation sells its products primarily to drug wholesalers.

2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price	2011	Closing Price
January	15.91	January	12.45	January	25.36	January	7.23	January	7.45	January	6.75
February	12.70	February	12.94	February	22.77	February	6.18	February	6.86	February	6.35
March	14.44	March	13.29	March	20.86	March	6.64	March	7.58
April	14.71	April	13.88	April	26.29	April	5.91	April	6.72
May	18.81	May	19.72	May	25.04	May	6.98	May	5.74
June	16.70	June	21.93	June	35.55	June	6.37	June	4.50
July	15.34	July	18.73	July	20.05	July	7.88	July	4.77
August	16.53	August	19.38	August	13.39	August	7.23	August	4.38
September	15.60	September	21.04	September	10.67	September	7.11	September	5.75
October	14.48	October	23.80	October	7.63	October	5.45	October	5.45
November	14.47	November	23.03	November	6.27	November	6.32	November	5.15
December	14.75	December	21.98	December	6.00	December	6.52	December	5.73

LM ERICSSON TELEPHONE COMPANY (ERIC)

LM Ericsson Telephone Company provides communications equipment and related professional services, and multimedia solutions to mobile and fixed network operators worldwide.  It operates in five segments:  Networks, Professional Services, Multimedia, Sony Ericsson, and ST-Ericsson.  The Networks segment provides products and solutions for wireless and wireline access; core networks solutions, including softswitch, IP infrastructure, IP multimedia subsystem, and media gateways; network management tools; and micro-wave and optical transmission solutions for mobile and fixed networks, as well as offers related network rollout services.  The Professional Services segment delivers managed services comprising network operations, which include the management of day-to-day operations of customer networks, and hosting of service layer platforms and applications; systems integration services; consulting services, such as decision making, planning, and execution; education programs; and customer support services.  The Multimedia segment offers TV solutions for operators, service providers, advertisers, and content providers; multimedia solutions for the consumer and enterprise markets; multimedia brokering solutions, which facilitate payment and distribution of content; service delivering and provisioning platforms that enable operators and service providers to create, sell, and manage multimedia offerings and multi-play offerings.  The Sony Ericsson segment delivers mobile phones and accessories.  The ST-Ericsson segment engages in the design, development, and creation of mobile platforms and wireless semiconductors.

2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price	2011	Closing Price
January	18.24	January	19.90	January	11.36	January	7.99	January	9.68	January	12.37
February	17.05	February	17.88	February	10.75	February	8.16	February	10.01	February	12.84
March	18.86	March	18.55	March	9.83	March	8.09	March	10.44
April	17.74	April	19.09	April	12.61	April	8.53	April	11.53
May	16.02	May	18.99	May	13.52	May	9.31	May	10.04
June	16.52	June	19.95	June	10.40	June	9.78	June	11.02
July	15.74	July	18.71	July	10.48	July	9.72	July	11.00
August	16.70	August	18.61	August	11.42	August	9.58	August	9.63
September	17.24	September	19.90	September	9.43	September	10.02	September	10.97
October	18.91	October	15.03	October	7.07	October	10.40	October	10.98
November	19.44	November	12.23	November	7.12	November	9.74	November	10.32
December	20.12	December	11.68	December	7.81	December	9.19	December	11.53

GLAXOSMITHKLINE PLC (GSK)

GlaxoSmithKline plc, together with its subsidiaries, engages in the discovery, development, manufacture, and marketing of pharmaceutical products, over the counter (OTC) medicines, and health related consumer products.  The company offers prescription medicines to treat a range of conditions, such as infections, depression, skin conditions, asthma, heart and circulatory disease, and cancer.  It also markets approximately 25 vaccines to prevent life-threatening or crippling illnesses, such as hepatitis A, hepatitis B, diphtheria, tetanus, whooping cough, measles, mumps, rubella, polio, typhoid, influenza, and bacterial meningitis.  In addition, the company offers OTC medicines, such as alli, a weight loss medicine; Gaviscon, an antacid product; Panadol, a paracetamol-based pain reliever; smoking control products under NiQuitin and Nicorette names; and other brands, including Breathe Right nasal strips and snore relief products.  Its oral healthcare products primarily comprise Aquafresh, a range of toothpastes, toothbrushes, and mouthwashes; and Sensodyne, a range of toothbrushes, toothpastes, mouthwashes, and dental floss.  Further, the company provides nutritional healthcare products, such as Lucozade, a range of energy and sports drinks; Horlicks, a nutritional drink made from wheat, milk, and malted barley; and Ribena, a blackcurrant juice-based drink.  Additionally, it offers products for dermatological treatments, pain relief, allergy treatment, cold and flu treatment, gastrointestinal conditions, feminine hygiene, nicotine replacement therapy, and HIV treatment.  GlaxoSmithKline operates in the United States, Europe, China, Japan, the Middle East, Africa, Latin America, and Canada.  It has a research collaboration with Eyegate Pharmaceuticals, Inc. to evaluate the delivery of the company’s therapies to the anterior and posterior tissues of the eye using the EyeGate II delivery system.

2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price	2011	Closing Price
January	51.24	January	54.13	January	47.38	January	35.26	January	39.01	January	36.33
February	50.82	February	56.14	February	43.91	February	30.13	February	37.14	February	38.61
March	52.31	March	55.26	March	42.43	March	31.07	March	38.52
April	56.88	April	57.78	April	44.11	April	30.76	April	37.29
May	55.30	May	52.18	May	44.53	May	33.71	May	33.46
June	55.80	June	52.37	June	44.22	June	35.34	June	34.01
July	55.33	July	51.08	July	46.56	July	38.29	July	35.17
August	56.78	August	52.22	August	46.97	August	39.10	August	37.40
September	53.23	September	53.20	September	43.46	September	39.51	September	39.52
October	53.25	October	51.25	October	38.70	October	41.16	October	39.04
November	53.13	November	52.68	November	34.44	November	41.47	November	38.28
December	52.76	December	50.39	December	37.27	December	42.25	December	39.22

ING GROEP N.V. (ING)

ING Groep N.V., a financial services company, provides banking, investment, life insurance, and retirement services worldwide.  The company offers wealth accumulation, savings, and mortgage products and services to individuals, and small-and medium-sized businesses, as well as a range of banking products through independent banking agents; and credit products through agents, brokers, and vendors.  It provides current account services and payments systems, such as savings accounts, mortgage loans, consumer loans, credit card services, investment products, and life and non-life insurance products, as well as asset management services.  The company also provides wealth management services to high net worth individuals.  In addition, it offers various financial products, such as mutual funds, e-brokerage, payment accounts, and pensions; and lending, payments and cash management, structured finance, leasing and commercial finance, and financial markets products and services.  Further, the company offers life insurance, investments, and retirement services for retail customers; a range of traditional, unit-linked, and variable annuity policies written for individual and group customers; mandatory and voluntary pension funds; fire, motor, disability, transport, and third party liability insurance for individual and commercial/group clients; and disability insurance products and complementary services for employers and self-employed professionals, such as dentists, general practitioners, and lawyers, as well as manages equity, fixed income, and structured investments for institutional investors and private label investment funds.

2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price	2011	Closing Price
January	26.50	January	32.66	January	24.15	January	6.17	January	9.40	January	11.39
February	27.86	February	31.67	February	24.69	February	3.34	February	8.93	February	12.55
March	29.21	March	31.38	March	27.70	March	4.03	March	9.96
April	30.08	April	33.81	April	28.16	April	6.72	April	8.87
May	29.07	May	32.94	May	28.33	May	7.87	May	7.92
June	29.15	June	32.59	June	23.39	June	7.52	June	7.41
July	30.02	July	31.27	July	24.22	July	9.59	July	9.62
August	32.19	August	29.79	August	23.09	August	11.17	August	8.88
September	32.60	September	32.85	September	15.86	September	13.22	September	10.29
October	32.86	October	33.35	October	6.90	October	9.56	October	10.78
November	31.72	November	28.75	November	6.21	November	9.50	November	8.84
December	32.74	December	28.84	December	8.23	December	9.81	December	9.79

KONINKLIJKE PHILIPS ELECTRONICS N.V. (PHG)

Koninklijke Philips Electronics N.V. engages in the healthcare, consumer lifestyle, and lighting product businesses worldwide.  It provides healthcare solutions, including screening, diagnosis, treatment, monitoring, and health management in cardiology, oncology, women’s health, and critical care areas.  The company’s healthcare products and solutions include imaging systems, such as x-ray, computed tomography, magnetic resonance imaging, and nuclear medicine imaging equipment; clinical care systems, including ultrasound imaging, hospital respiratory systems, cardiac care systems, and children’s medical ventures; home healthcare solutions comprising sleep management and respiratory care, medical alert services, remote cardiac services, and remote patient management; healthcare informatics, patient monitoring systems, and image management services; and consultancy, clinical services, equipment financing, asset management, and equipment maintenance and repair services.  Its consumer lifestyle products and solutions comprise televisions, electric shavers, female depilation appliances, haircare and male grooming products, kitchen appliances, floor care, skin care, garment care, water and air purifiers, beverage appliances, oral healthcare, and mother and childcare products; home and portable audio and video entertainment products, including MP3 and MP4 players, and docking stations; and peripherals and accessories consisting of headphones, portable audio accessories, remote controls, PC peripherals, digital picture frames, and audio and video communications products.  Koninklijke Philips also provides lighting solutions, such as incandescent, halogen, fluorescent, and high-intensity discharge lamps; consumer and professional luminaires; lighting electronics and controls; automotive lighting products; special lighting applications; and solid-state lighting components and modules.

2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price	2011	Closing Price
January	33.67	January	39.15	January	39.40	January	18.19	January	30.24	January	31.23
February	32.52	February	36.72	February	38.92	February	15.99	February	29.30	February	32.70
March	33.65	March	38.10	March	38.34	March	14.87	March	32.02
April	34.48	April	41.04	April	37.56	April	17.98	April	33.34
May	31.61	May	42.42	May	38.43	May	18.95	May	29.82
June	31.14	June	42.32	June	33.80	June	18.42	June	29.84
July	32.93	July	40.40	July	33.28	July	22.76	July	31.12
August	34.32	August	39.55	August	32.41	August	22.55	August	27.91
September	35.01	September	44.94	September	27.25	September	24.36	September	31.32
October	34.83	October	41.34	October	18.50	October	25.09	October	30.45
November	37.32	November	41.61	November	16.37	November	27.46	November	27.10
December	37.58	December	42.75	December	19.87	December	29.44	December	30.70

MILLICOM INTERNATIONAL CELLULAR S.A. (MICC)

Millicom International Cellular S.A., together with its subsidiaries, operates as a global telecommunications group with mobile telephony operations in 14 countries in Central America, South America, Africa, and Asia.  It also operates cable and broadband businesses in five countries in Central America.  Millicom International Cellular offers prepaid services using mass market distribution methods; and broadband Internet, fixed wireless telephony, and public telephony, as well as operates an international gateway and provides television services.

2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price	2011	Closing Price
January	38.50	January	66.44	January	105.94	January	39.16	January	71.32	January	93.25
February	41.87	February	71.90	February	110.50	February	39.37	February	84.74	February	87.60
March	47.08	March	78.36	March	94.55	March	37.04	March	89.15
April	49.18	April	81.25	April	108.01	April	48.46	April	88.28
May	45.15	May	85.08	May	115.86	May	60.70	May	79.93
June	45.43	June	91.64	June	103.50	June	56.26	June	81.07
July	34.99	July	80.30	July	77.38	July	74.15	July	93.22
August	39.02	August	84.33	August	79.37	August	70.56	August	92.08
September	40.92	September	83.90	September	68.67	September	72.74	September	95.95
October	49.88	October	117.48	October	40.00	October	62.68	October	94.60
November	57.26	November	119.28	November	38.33	November	74.80	November	86.78
December	61.64	December	117.94	December	44.91	December	73.77	December	95.60

NOKIA CORPORATION (NOK)

Nokia Corporation manufactures and sells mobile devices, and provides Internet and digital mapping and navigation services worldwide.  Its Devices & Services segment develops and manages a portfolio of mobile devices, such as mobile phones, smartphones, and mobile computers; services; applications; and content.  It also offers Internet services focusing on music, navigation, media, and messaging, as well as on the tools that enable developers to create applications under the Ovi brand name.  The company’s NAVTEQ segment provides various digital map information and related location-based content and services to mobile device and handset manufacturers, automobile manufacturers and dealers, navigation systems manufacturers, software developers, Internet portals, parcel and overnight delivery services companies, and governmental and quasi-governmental entities.  Its map database enables its customers to offer advanced driver assistance systems, dynamic navigation, route planning, location-based services, and other geographic information-based products and services to consumer and commercial users.  Its Nokia Siemens Networks segment provides mobile and fixed network solutions and related services to operators and service providers.  This segment offers various business solutions, such as consulting and systems integration; network and service management, and charging and billing software; and subscriber database management.  It also provides managed services, such as network planning, optimization, and network operations; software and hardware maintenance, proactive, and multi-vendor care, as well as competence development services; and project management, turnkey implementations, and energy efficient sites.  In addition, this segment offers fixed and mobile network infrastructure, including Flexi base stations, optical transport systems, and broadband access equipment, as well as network solutions.

2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price	2011	Closing Price
January	18.38	January	22.10	January	37.14	January	12.27	January	13.69	January	10.70
February	18.58	February	21.83	February	36.01	February	9.36	February	13.47	February	8.63
March	20.72	March	22.92	March	31.83	March	11.67	March	15.54
April	22.66	April	25.25	April	30.07	April	14.14	April	12.16
May	21.47	May	27.38	May	28.40	May	15.30	May	10.12
June	20.26	June	28.11	June	24.50	June	14.58	June	8.15
July	19.85	July	28.64	July	27.32	July	13.34	July	9.51
August	20.88	August	32.88	August	25.17	August	14.01	August	8.56
September	19.69	September	37.93	September	18.65	September	14.62	September	10.03
October	19.88	October	39.72	October	15.18	October	12.61	October	10.70
November	20.22	November	39.33	November	14.17	November	13.26	November	9.23
December	20.32	December	38.39	December	15.60	December	12.85	December	10.32

NOVARTIS AG (NVS)

Novartis AG, through its subsidiaries, engages in the research, development, manufacture, and marketing of healthcare products worldwide.  Its Pharmaceuticals division offers prescription medicines in various therapeutic areas, including cardiovascular and metabolism; oncology; neuroscience and ophthalmics; respiratory; integrated hospital care; and other additional products.  The company’s Vaccines and Diagnostics division provides preventive vaccines and diagnostic tools.  This division sells influenza, meningococcal, pediatric, and traveler vaccines; and blood testing and molecular diagnostics to prevent the spread of infectious diseases.  Its Sandoz division provides prescription medicines, as well as pharmaceutical and biotechnological active substances.  This division offers active ingredients and finished dosage forms of medicines; active pharmaceutical ingredients and intermediates, primarily antibiotics; protein or biotechnology-based products; and cytotoxic products, as well as provides biotech manufacturing services to other companies.  The company’s Consumer Health division consists of three business units:  over-the-counter medicines (OTC), Animal Health, and CIBA Vision.  OTC unit offers readily available consumer medicines.  Animal Health unit provides veterinary products for farm and companion animals.  CIBA Vision unit manufactures contact lenses and lens care products.  It has strategic partnership with Lonza, a Swiss pharmaceuticals manufacturing company.

2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price	2011	Closing Price
January	55.16	January	57.69	January	50.79	January	41.26	January	53.53	January	55.86
February	53.25	February	55.43	February	49.15	February	36.25	February	55.32	February	56.27
March	55.44	March	54.63	March	51.23	March	37.83	March	54.10
April	57.51	April	58.09	April	50.33	April	37.91	April	50.85
May	55.48	May	56.18	May	52.35	May	40.02	May	45.01
June	53.92	June	56.07	June	55.04	June	40.79	June	48.32
July	56.22	July	53.95	July	59.35	July	45.62	July	48.74
August	57.12	August	52.65	August	55.64	August	46.47	August	52.49
September	58.44	September	54.96	September	52.84	September	50.38	September	57.67
October	60.73	October	53.17	October	50.99	October	51.95	October	57.95
November	58.41	November	56.52	November	46.92	November	55.60	November	53.41
December	57.44	December	54.31	December	49.76	December	54.43	December	58.95

OCLARO, INC. (OCLR)

Oclaro, Inc. designs, manufactures, and markets optical components, modules, and subsystems that generate, detect, amplify, combine, and separate light signals in telecommunications networks.  It offers telecom products, including tunable laser transmitters, fixed wavelength laser transmitters, lithium niobate modulators, receivers, transceivers, transponder modules, pump laser chips, and amplifiers.  The company’s telecom products also comprise wavelength management products consisting of switching and routing products, multiplexing and signal processing products, and micro-optics and integrated modules, as well as reconfigurable optical add drop multiplexers; and dispersion compensation management products.  In addition, it provides advanced photonic solutions products, such as high powered laser diode products; VCSEL products; and thin film filter products.  The company offers its telecom products to telecommunications systems and components vendors, as well as to customers in the data communications, military and aerospace industries; and advanced photonics solutions products to life-sciences, industrial printing, and consumer electronics components companies.  It sells its products and services directly, as well as through international sales representatives and resellers primarily in the United States, Canada, Europe, and Asia.

2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price	2011	Closing Price
January	33.25	January	14.60	January	9.05	January	1.85	January	8.25	January	13.88
February	34.90	February	13.10	February	7.30	February	1.15	February	9.70	February	17.63
March	47.70	March	11.35	March	6.85	March	2.15	March	13.70
April	30.45	April	11.45	April	8.50	April	4.95	April	15.45
May	19.25	May	10.75	May	10.15	May	3.10	May	13.51
June	16.80	June	11.25	June	8.45	June	3.19	June	11.09
July	14.90	July	13.15	July	9.40	July	2.95	July	12.33
August	15.90	August	13.00	August	8.45	August	4.03	August	10.22
September	16.10	September	13.35	September	5.65	September	5.50	September	16.01
October	15.65	October	14.95	October	2.70	October	5.30	October	8.41
November	20.15	November	12.70	November	2.28	November	6.30	November	9.70
December	20.35	December	11.90	December	2.25	December	7.35	December	13.15

QIAGEN N.V. (QGEN)

QIAGEN N.V., through its subsidiaries, provides sample and assay technologies.  Sample technologies are used to isolate and process deoxyribonucleic acid, ribonucleic acid, and proteins from biological samples, such as blood or tissue; and assay technologies are used to make such isolated bio-molecules visible.  It markets approximately 500 sample and assay products, as well as automated solutions for such consumables.  The company provides its products to molecular diagnostics laboratories, academic researchers, pharmaceutical and biotechnology companies, and applied testing customers for purposes, such as forensics, animal or food testing, and pharmaceutical process control.  QIAGEN’s primary assay technologies include the broadest panels of molecular diagnostic tests available.  This panel comprises the digene HPV Test, which is regarded as a gold standard in testing for high-risk types of human papillomavirus, the primary cause of cervical cancer, as well as a broad suite of solutions for infectious disease testing and companion diagnostics.  The company markets its products through a sales force and a network of distributors principally in the Americas, Germany, Asia, and Switzerland.  It has a collaboration agreement with Genome Diagnostics B.V. for development of tests for applications in prevention and personalized healthcare.

2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price	2011	Closing Price
January	11.84	January	17.27	January	20.40	January	17.15	January	21.76	January	18.45
February	14.91	February	16.39	February	21.99	February	16.02	February	21.81	February	20.63
March	14.91	March	17.18	March	20.80	March	15.96	March	22.99
April	14.90	April	17.73	April	22.21	April	16.48	April	22.85
May	14.25	May	17.43	May	19.91	May	17.60	May	21.08
June	13.72	June	17.79	June	20.13	June	18.59	June	19.22
July	15.21	July	17.20	July	18.79	July	18.96	July	18.72
August	14.46	August	17.02	August	21.16	August	20.55	August	17.82
September	15.84	September	19.41	September	19.73	September	21.28	September	17.74
October	15.81	October	23.54	October	14.26	October	20.83	October	18.82
November	14.59	November	21.07	November	16.13	November	22.10	November	18.29
December	15.13	December	21.05	December	17.56	December	22.33	December	19.55

RYANAIR HOLDINGS PLC (RYAAY)

Ryanair Holdings plc, together with its subsidiaries, operates a low-fares scheduled passenger airline in Ireland.  It also provides various ancillary services, which include non-flight scheduled operations, car rentals, in-flight sales, and Internet-related services, such as insurance, accommodation, and cruise; and sale of rail and bus tickets.

2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price	2011	Closing Price
January	27.37	January	43.32	January	33.42	January	24.02	January	25.98	January	30.56
February	26.55	February	44.85	February	28.58	February	23.84	February	27.47	February	28.52
March	27.35	March	44.79	March	28.28	March	23.11	March	27.17
April	23.54	April	46.67	April	27.11	April	27.35	April	28.16
May	24.50	May	41.29	May	26.35	May	29.12	May	23.54
June	26.36	June	37.75	June	28.67	June	28.39	June	27.09
July	28.26	July	41.49	July	24.35	July	28.29	July	29.95
August	27.44	August	41.77	August	22.76	August	27.39	August	28.41
September	31.65	September	41.51	September	22.43	September	29.04	September	30.81
October	33.41	October	49.19	October	22.27	October	27.27	October	32.63
November	38.30	November	40.57	November	26.26	November	26.20	November	30.53
December	40.75	December	39.44	December	29.08	December	26.81	December	30.76

SANOFI-AVENTIS (SNY)

Sanofi-Aventis, a healthcare company, engages in the discovery, development, and distribution of therapeutic solutions to improve the lives of everyone.  It offers a range of healthcare assets, including a broad-based product portfolio in prescription drugs, OTC/OTX, generics, vaccines, and animal health.  The company also has exclusive worldwide license to develop, manufacture, and commercialize antibody drug conjugate (ADC) products for the treatment of cancer.  Sanofi-Aventis has a strategic alliance with Scripps Genomic Medicine for the purpose of research and development initiatives in the field of individualized medicine; and with Avila Therapeutics, Inc. to discover targeted covalent drugs for the treatment of cancers, as well as a joint venture with Hangzhou Minsheng Pharmaceutical Group Co. Ltd. to develop non-prescription drugs in China.

2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price	2011	Closing Price
January	46.00	January	44.08	January	40.89	January	28.17	January	36.81	January	34.41
February	42.63	February	42.41	February	37.09	February	25.62	February	36.60	February	34.58
March	47.45	March	43.51	March	37.54	March	27.93	March	37.36
April	47.04	April	45.86	April	38.58	April	28.72	April	34.11
May	47.27	May	48.10	May	37.32	May	31.69	May	29.91
June	48.70	June	40.27	June	33.23	June	29.49	June	30.06
July	47.39	July	41.75	July	34.96	July	32.64	July	29.14
August	44.95	August	40.95	August	35.45	August	34.07	August	28.61
September	44.47	September	42.42	September	32.87	September	36.95	September	33.25
October	42.69	October	44.01	October	31.62	October	36.92	October	35.11
November	44.01	November	47.46	November	27.66	November	37.96	November	30.52
December	46.17	December	45.53	December	32.16	December	39.27	December	32.23

SAP AG (SAP)

SAP AG provides business software primarily in Europe, the Middle East, Africa, the Americas, and the Asia Pacific Japan region.  Its product portfolio includes SAP Business Suite software, which supports large organizations/international corporations operating in manufacturing/service industries in their core business operations, such as supplier relationship, production and warehouse management, sales, administration, and customer relationship; SAP Business All-in-One, a business management software that helps midsize companies in managing various business functions, including financials, human resources, procurement, inventory, manufacturing, logistics, sales, and marketing; SAP Business One, a business management application for small businesses; and SAP Business ByDesign, an on-demand solution that helps in unifying multiple business operations. The company’s product portfolio also comprises SAP BusinessObjects Edge business intelligence and enterprise performance management solutions; Xcelsius, a data visualization software; Crystal Reports, which helps users design interactive reports; Crystal Reports Server, a reporting and dashboard management software; SAP BusinessObjects Access Control application that controls access and authorizations in the company; SAP BusinessObjects Global Trade Services application, which enables midsize companies streamline complex export processes, automate compliance, and ensure customs clearance; SAP solutions for sustainability; and SAP NetWeaver technology platform, which integrates information and business processes across various technologies and organizational structures.  It also offers consulting, education, custom development, support, and managed services.  The company sells its products through its subsidiaries and value-added resellers.

2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price	2011	Closing Price
January	51.37	January	46.34	January	47.71	January	35.38	January	45.32	January	57.90
February	51.10	February	46.02	February	47.41	February	32.14	February	44.58	February	60.40
March	54.32	March	44.65	March	49.57	March	35.29	March	48.17
April	54.63	April	48.00	April	50.23	April	38.09	April	47.45
May	52.63	May	47.74	May	54.60	May	43.35	May	42.43
June	52.52	June	51.07	June	52.11	June	40.19	June	44.30
July	45.63	July	53.92	July	57.81	July	47.25	July	45.87
August	47.74	August	54.07	August	56.08	August	48.76	August	43.54
September	49.50	September	58.67	September	53.43	September	48.87	September	49.31
October	49.64	October	54.28	October	35.33	October	45.27	October	51.73
November	52.22	November	51.22	November	34.14	November	47.87	November	46.93
December	53.10	December	51.05	December	36.22	December	46.81	December	50.61

SHIRE PLC (SHPGY)

Shire plc, together with subsidiaries, engages in the research, development, manufacture, sale, and distribution of pharmaceutical products.  The company operates through two segments:  Specialty Pharmaceuticals and Human Genetic Therapies.  The Specialty Pharmaceuticals segment offers products for the treatment of attention deficit and hyperactivity disorder, including VYVANSE, a pro-drug stimulant; INTUNIV, a alpha-2A receptor; EQUASYM; DAYTRANA, a methylphenidate transdermal delivery system; and ADDERALL XR.  It also produces PENTASA and LIALDA/MEZAVANT for the induction of remission and for the treatment of active ulcerative colitis; and FOSRENOL for use in end-stage renal failure patients receiving dialysis.  In addition, this segment provides CALCICHEW, a range of calcium and calcium/vitamin D3 supplements; CARBATROL, an anti-convulsant for individuals with epilepsy; REMINYL/REMINYL XL for the symptomatic treatment of dementia of the Alzheimer type; and XAGRID for the reduction of elevated platelet counts, as well as for the treatment of thrombocythemia.  The Human Genetic Therapies segment offers REPLAGAL for Fabry disease; ELAPRASE for the treatment of hunter syndrome; and FIRAZYR for hereditary angioedema.  The company also licenses its patented antiviral products for human immunodeficiency virus and Hepatitis B.  Further, it owns METAZYM, a Phase 1b completed products for enzyme replacement therapy program for the treatment of Metachromatic Leukodystrophy.  The company markets its products through distributors in North America, the Republic of Ireland, the United Kingdom, and internationally.  It has a license agreement with Mochida Pharmaceutical Co., Ltd. to develop and sell Lialda in Japan.  The company has collaboration agreements with Santaris Pharma A/S, Renovo Limited, Alba Therapeutics Corporation, and Amicus.

2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price	2011	Closing Price
January	48.75	January	63.48	January	53.85	January	43.67	January	59.60	January	79.31
February	47.58	February	64.47	February	58.44	February	35.46	February	64.52	February	85.01
March	46.49	March	61.90	March	57.96	March	35.94	March	66.01
April	47.36	April	69.89	April	54.94	April	37.27	April	65.84
May	44.19	May	69.75	May	51.56	May	41.70	May	61.21
June	44.23	June	74.13	June	49.13	June	41.48	June	61.38
July	48.51	July	73.79	July	50.34	July	44.81	July	68.87
August	51.25	August	78.74	August	53.08	August	49.56	August	64.72
September	49.39	September	73.98	September	47.75	September	52.29	September	67.28
October	54.85	October	75.15	October	39.45	October	53.30	October	70.10
November	60.60	November	70.95	November	41.00	November	58.87	November	70.34
December	61.76	December	68.95	December	44.78	December	58.70	December	72.38

STMICROELECTRONICS N.V. (STM)

STMicroelectronics N.V., an independent semiconductor company, designs, develops, manufactures, and markets a range of semiconductor integrated circuits (ICs) and discrete devices.  Its products include discrete and standard commodity components, microcontrollers, electrically erasable programmable read-only memory products, Smartcard products, application-specific integrated circuits, custom devices and semi-custom devices, and application-specific standard products for analog, digital, and mixed-signal applications.  The company also offers subsystems and modules for the telecommunications, automotive, and industrial markets, including mobile phone accessories, battery chargers, ISDN power supplies, and in-vehicle equipment for electronic toll payment.  Its products are used in various microelectronic applications, including automotive products, computer peripherals, telecommunications systems, consumer products, industrial automation, and control systems.  The company sells its products through distributors and retailers.

2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price	2011	Closing Price
January	18.43	January	18.73	January	12.42	January	5.17	January	8.14	January	12.12
February	16.95	February	19.46	February	11.99	February	4.45	February	8.67	February	12.84
March	18.39	March	19.20	March	10.66	March	4.96	March	9.86
April	18.30	April	19.46	April	11.52	April	6.57	April	9.20
May	16.40	May	19.28	May	13.03	May	7.36	May	7.74
June	16.07	June	19.19	June	10.33	June	7.51	June	7.91
July	14.96	July	17.16	July	11.06	July	7.59	July	8.19
August	16.49	August	17.41	August	13.11	August	8.66	August	6.55
September	17.26	September	16.75	September	10.18	September	9.43	September	7.63
October	17.36	October	17.11	October	8.26	October	7.96	October	8.77
November	18.12	November	15.22	November	6.61	November	8.10	November	8.95
December	18.40	December	14.30	December	6.65	December	9.27	December	10.44

TELEFÓNICA, S.A. (TEF)

Telefonica, S.A. provides fixed and mobile telephony services primarily in Spain, rest of Europe, and Latin America.  Its fixed telecommunication services include public switched telephone network lines; integrated services digital network access; public telephone; local, domestic, and international long distance and fixed-to-mobile communications; corporate communications; video telephony; supplementary and business-oriented value-added services; network services; leasing and sale of terminal equipment; and telephony information services.  The company’s Internet and broadband multimedia services comprise Internet service provider service; portal and network services; retail and wholesale broadband access; narrowband switched access to Internet; naked asymmetrical digital subscriber line, a broadband connection; residential-oriented value-added services and companies-oriented value-added services; and television services, such as IPTV, cable television, and satellite television.  Its data and business-solutions services principally include leased lines; virtual private network services; fiber optics services; the provision of hosting and application; outsourcing and consultancy services; desktop services; and system integration and professional services.  The company’s wholesale services for telecommunication operators primarily comprise domestic interconnection services; international wholesale services; leased lines for other operators’ network deployment; local loop leasing under the unbundled local loop regulation framework; and bit stream services.  It also provides various mobile and related services and products that include mobile voice services, value added services, mobile data and Internet services, wholesale services, corporate services, roaming, fixed wireless, and trunking and paging services.  Telefonica, S.A. has a strategic alliance with China Unicom (Hong Kong) Limited.

2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price	2011	Closing Price
January	15.24	January	21.98	January	29.27	January	17.87	January	23.87	January	25.13
February	15.41	February	21.46	February	28.91	February	18.52	February	23.39	February	25.57
March	15.66	March	22.13	March	28.84	March	19.87	March	23.70	March
April	16.00	April	22.55	April	28.79	April	18.76	April	22.59	April
May	16.38	May	22.81	May	28.68	May	21.64	May	19.12	May
June	16.58	June	22.25	June	26.53	June	22.63	June	18.51	June
July	16.89	July	23.41	July	25.94	July	24.88	July	22.81	July
August	17.14	August	24.89	August	24.69	August	25.26	August	22.17	August
September	17.27	September	27.94	September	23.83	September	27.64	September	24.72	September
October	19.23	October	33.15	October	18.50	October	27.98	October	27.05	October
November	20.32	November	33.56	November	20.35	November	28.88	November	21.33	November
December	21.25	December	32.53	December	22.46	December	27.84	December	22.81	December

TOTAL S.A. (TOT)

TOTAL S.A., together with its subsidiaries, operates as an integrated oil and gas company worldwide.  The company operates through three segments:  Upstream, Downstream, and Chemicals.  The Upstream segment engages in the exploration, development, and production of oil and natural gas.  It also involves in the marketing, trade, and transportation of natural gas and liquefied natural gas (LNG), as well as in LNG re-gasification and natural gas storage operations.  In addition, this segment engages in the shipping and trade of liquefied petroleum gas (LPG); power generation from gas-fired power plants or renewable energies; production, trade, and marketing of coal, as well as in solar power systems and technology operations.  The Downstream segment engages in refining, marketing, trading, and shipping crude oil and petroleum products.  It also produces a range of specialty products, such as lubricants, LPG, jet fuel, special fluids, bitumen, marine fuels and petrochemical feedstock.  The company held interests in 24 refineries located in Europe, the United States, the French West Indies, Africa, and China, as well as operated a network of 16,299 retail stations worldwide.  The Chemicals segment produces base chemicals, including petrochemicals and fertilizers, as well as involves in rubber processing, resins, adhesives, and electroplating activities.

2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price	2011	Closing Price
January	68.05	January	68.05	January	72.78	January	49.78	January	57.59	January	58.77
February	62.05	February	67.32	February	75.39	February	47.20	February	55.66	February	61.30
March	64.80	March	69.78	March	74.01	March	49.06	March	58.02
April	67.89	April	73.69	April	84.00	April	49.72	April	54.38
May	65.21	May	75.45	May	87.26	May	57.65	May	46.63
June	65.52	June	80.98	June	85.27	June	54.23	June	44.64
July	68.23	July	78.61	July	76.50	July	55.65	July	50.63
August	67.43	August	75.09	August	71.88	August	57.27	August	46.65
September	65.94	September	81.03	September	60.68	September	59.26	September	51.60
October	68.14	October	80.61	October	55.44	October	60.07	October	54.48
November	71.46	November	80.92	November	52.75	November	62.19	November	48.77
December	71.92	December	82.60	December	55.30	December	64.04	December	53.48

UBS AG (UBS)

UBS AG, a financial services firm, provides wealth management, asset management, and investment banking services to private, corporate, and institutional clients worldwide.  The company also involves in retail and commercial banking in Switzerland.  Its Wealth Management & Swiss Bank division’s wealth management business caters to high net worth individuals worldwide (except the Americas) whether they are investing internationally or in their home country.  This division offers these clients a range of tailored advice and investment services.  Its Swiss Bank business provides a set of banking services for Swiss individual and corporate clients.  The company’s Wealth Management Americas division offers products and services specifically designed to address the needs of high net worth and ultra high net worth individuals, and families.  It includes Wealth Management U.S., domestic Canada, and the international business booked in the United States.  UBS AG’s Global Asset Management division provides investment solutions to financial intermediaries and institutional clients worldwide.  It offers investment capabilities across various traditional and alternative asset classes, including equity, fixed income, currency, hedge fund, real estate, infrastructure, and private equity investment capabilities that could also be combined in multi-asset strategies.  The company’s Investment Bank division provides securities products and research in equities, fixed income, rates, foreign exchange, and metals.  It also offers advisory services, as well as access to the world’s capital markets for corporate, institutional, intermediary, and alternative asset management clients.

2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price	2011	Closing Price
January	48.38	January	56.04	January	36.71	January	12.45	January	13.01	January	17.96
February	47.24	February	52.58	February	28.76	February	9.05	February	13.86	February	19.85
March	48.90	March	52.85	March	25.61	March	9.43	March	16.28
April	51.96	April	57.72	April	31.37	April	13.64	April	15.42
May	50.35	May	58.02	May	23.66	May	15.03	May	13.33
June	48.78	June	53.37	June	20.66	June	12.21	June	13.22
July	48.38	July	48.98	July	19.31	July	14.74	July	16.97
August	50.49	August	46.46	August	21.89	August	18.32	August	16.83
September	52.75	September	47.36	September	17.54	September	18.31	September	17.03
October	53.22	October	47.75	October	16.90	October	16.59	October	17.02
November	53.56	November	44.89	November	12.74	November	15.69	November	15.07
December	53.65	December	40.91	December	14.30	December	15.51	December	16.47

UNILEVER N.V. (UN)

Unilever N.V. and its subsidiaries produce and supply fast moving consumer goods in nutrition, hygiene, and personal care categories in Asia, Africa, Europe, and Latin America.  It offers savoury, dressings, and spreads, such as soups, bouillons, sauces, snacks, mayonnaise, salad dressings, margarines, spreads, frozen foods, and cooking products under Knorr, Hellmann’s, Becel/Flora, Rama/Blue Band, Calve, Wish-Bone, Amora, Ragu, and Bertolli names; ice creams under Cornetto, Magnum, Carte d’Or and Solero, Wall’s, Kibon, Algida, and Ola brands; beverages under Lipton, Brooke Bond, and PG Tips brands; weight management products under Slim’ Fast brand; and nutritionally enhanced products under Annapurna and AdeS brand names. The company also offers personal care products comprising mass skin care, daily hair care, and deodorants products under Dove, Lux, Rexona, Sunsilk, Axe/Lynx, Ponds, Suave, Clear, Lifebuoy, and Vaseline names; oral care products under the Signal and Close Up names; laundry products, such as tablets, powders, and liquids for washing clothing by hand or machine, and soap bars under the Omo, Surf, Comfort, Radiant, and Skip names; and household care products consisting of surface cleaners and bleach under the Cif, Domestos, and Sun/Sunlight names. In addition, it provides solutions for professional chefs and caterers.  The company sells its products through its sales force, independent brokers, agents, and distributors to chain, wholesale, co-operative, and independent grocery accounts; food service distributors and institutions; and a network of distribution centers, satellite warehouses, company-operated and public storage facilities, and depots.

2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price	2011	Closing Price
January	23.40	January	26.69	January	32.48	January	21.97	January	30.58	January	29.63
February	23.20	February	25.98	February	31.10	February	19.11	February	30.09	February	30.24
March	23.07	March	29.22	March	33.73	March	19.60	March	30.16
April	24.00	April	30.50	April	33.54	April	19.79	April	30.26
May	22.63	May	29.80	May	32.76	May	23.94	May	27.31
June	22.55	June	31.02	June	28.40	June	24.18	June	27.32
July	23.68	July	30.26	July	27.71	July	27.20	July	29.49
August	23.84	August	30.55	August	27.60	August	27.93	August	26.79
September	24.54	September	30.85	September	28.16	September	28.86	September	29.88
October	24.20	October	32.46	October	24.05	October	30.89	October	29.69
November	26.49	November	35.42	November	23.37	November	30.81	November	28.38
December	27.25	December	36.46	December	24.55	December	32.33	December	31.40

VODAFONE GROUP PUBLIC LIMITED COMPANY (VOD)

Vodafone Group Public Limited Company provides mobile communications in Europe, Africa, the Asia Pacific, the Middle East, and the United States.  The company offers various handsets; voice and messaging services; data services comprising Internet, email, music, games, and television; and fixed services, including fixed voice and fixed broadband solutions.  It also offers value added services, such as Vodafone Email Plus and Windows Mobile Email, which provide enterprise customers with real time handheld access to email, calendar, and address book; Vodafone PC Backup and Restore that enable users to remotely store data automatically through their Internet connection; Vodafone Money Transfer system; and roaming services.  In addition, the company’s enterprise services include Vodafone One Net, which combines fixed and mobile communications in one system; Vodafone Unified Communications, which provides one interface for various communications, access emails, share documents and files, access calendars, hold Web and video conferences, and exchange instant messages; and enterprise mobile voice connections.  Its business managed services include logistics, cost control, and security and online management portals offering single-sign-on services; and machine-to-machine communications for businesses to automate the capture of data, perform real-time diagnostics, and control assets remotely.  The company owns and manages approximately 2,100 stores selling services and providing customer support, as well as operates approximately 7,600 Vodafone branded stores to sell its products and services through franchise and dealer arrangements.

2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price	2011	Closing Price
January	21.11	January	29.39	January	34.85	January	18.59	January	21.46	January	28.36
February	19.32	February	27.90	February	32.23	February	17.75	February	21.77	February	28.62
March	20.90	March	26.86	March	29.51	March	17.42	March	23.31
April	23.70	April	28.73	April	31.66	April	18.35	April	22.20
May	23.00	May	31.43	May	32.09	May	18.82	May	20.10
June	21.30	June	33.63	June	29.46	June	19.49	June	20.67
July	21.68	July	30.35	July	26.83	July	20.58	July	23.48
August	21.69	August	32.40	August	25.55	August	21.72	August	24.20
September	22.86	September	36.30	September	22.10	September	22.50	September	24.81
October	25.85	October	39.27	October	19.27	October	22.19	October	27.51
November	26.36	November	37.25	November	19.58	November	22.69	November	25.06
December	27.78	December	37.32	December	20.44	December	23.09	December	26.44

WPP PLC (WPPGY)

WPP plc, together with its subsidiaries, offers various communications services worldwide.  It provides global, national, and specialist advertising services; above- and below-the-line media planning, buying, and specialist sponsorship and branded entertainment services; and specializes in brand, consumer, media, and marketplace insight, as well as works with clients to generate and apply insights.  The company also offers corporate, consumer, financial, and brand-building services; consumer, corporate, and employee branding and design services, covering identity, packaging, literature, events, training, and architecture; a range of general and specialist customer, channel, direct, field, retail, promotional, and point-of-sale services; and integrated healthcare marketing solutions, including advertising, medical education, and online marketing.  In addition, WPP provides a range of specialist services comprising custom media and multicultural marketing, event, sports, youth, and entertainment marketing; corporate and business-to-business; and media, technology, and production services.  Further, the company offers a CPM-based media network representing inventory from over 950 publishers; a publisher-side advertising management platform; online marketing and measurement, search solutions, and email marketing; digital production; an interactive agency; addressable advertising system for cable and satellite operators; social media; Web analytics tools for publishers; an Internet-based advertising agency; an online video game network; and an integrated Web marketing suite.  Additionally, it develops technology products that enhance the process of acquiring, optimizing, and measuring digital media; and creates turnkey mobile solutions for handset manufacturers and wireless operators, as well as mobile branding, promotion, and marketing solutions.

2006	Closing Price	2007	Closing Price	2008	Closing Price	2009	Closing Price	2010	Closing Price	2011	Closing Price
January	55.57	January	73.68	January	61.42	January	27.97	January	46.10	January	61.98
February	57.99	February	72.53	February	59.57	February	25.86	February	45.75	February	68.78
March	60.01	March	75.99	March	59.64	March	27.95	March	51.55
April	61.69	April	74.26	April	61.23	April	34.12	April	52.83
May	61.61	May	73.84	May	60.65	May	37.39	May	46.98
June	60.29	June	74.75	June	47.82	June	33.26	June	46.81
July	59.08	July	71.55	July	47.57	July	38.52	July	53.32
August	60.72	August	71.24	August	48.79	August	41.37	August	49.56
September	61.73	September	67.50	September	40.64	September	42.97	September	55.67
October	64.00	October	68.80	October	30.41	October	44.78	October	58.04
November	66.21	November	63.20	November	27.70	November	47.03	November	55.56
December	67.78	December	64.29	December	29.59	December	48.65	December	61.97

1,000,000,000 Depositary Receipts

Europe 2001 HOLDRSSM Trust

_________________

PROSPECTUS
_________________

March 15, 2011

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware, as amended, provides that under certain circumstances a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

Article XIV, Section 2 of the Restated Certificate of Incorporation of Merrill Lynch, Pierce, Fenner & Smith Incorporated provides in effect that, subject to certain limited exceptions, Merrill Lynch, Pierce, Fenner & Smith Incorporated shall indemnify its directors and officers to the full extent authorized or permitted by law.

The directors and officers of Merrill Lynch, Pierce, Fenner & Smith Incorporated are insured under policies of insurance maintained by Merrill Lynch, Pierce, Fenner & Smith Incorporated, subject to the limits of the policies, against certain losses arising from any claim made against them by reason of being or having been such directors or officers.  In addition, Merrill Lynch, Pierce, Fenner & Smith Incorporated has entered into contracts with all of its directors providing for indemnification of such persons by Merrill Lynch, Pierce, Fenner & Smith Incorporated to the full extent authorized or permitted by law, subject to certain limited exceptions.

Item 16.  Exhibits.

See Index to Exhibits.

Item 17.  Undertakings.

The undersigned Registrant hereby undertakes:

(1)      To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)      To include any prospectus required by Section 10(a)(3) of the Securities Act.

(ii)      To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)      That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)      To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)      For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(5)      For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to Item 14 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 9 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, on March 15, 2011.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:	*
Name:	Sallie L. Krawcheck
Title:	Co-Chief Executive Officer
Executive Vice President and Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 9 to the Registration Statement has been signed by the following persons in the capacities indicated below on March 15, 2011.

Signature		Title
*		Co-Chief Executive Officer, Executive Vice President and Director
Sallie L. Krawcheck		(Principal Executive Officer)

*		Co-Chief Executive Officer, Executive Vice President and Director
Thomas K. Montag		(Principal Executive Officer)

*		Chief Financial Officer and Senior Vice President
Robert Qutub		(Principal Financial Officer and Principal Accounting Officer)

*		Executive Vice President and Director
Bruce R. Thompson

*By:	/s/ Liam B. O’Neil	Attorney-in-Fact
Liam B. O’Neil

INDEX TO EXHIBITS

Exhibits

*4.1
Standard Terms for Depositary Trust Agreements between Merrill Lynch, Pierce, Fenner & Smith Incorporated and The Bank of New York Mellon (formerly known as The Bank of New York), as Trustee, dated as of September 2, 1999, and included as exhibits thereto, form of Depositary Trust Agreement, form of HOLDRS and Form of Amendment No. 3 to the Standard Terms for Depositary Trust Agreements, filed on December 4, 2000 as an exhibit to Amendment No. 1 to the registration statement filed on Form S-1 for Europe 2001 HOLDRS.

*5.1
Opinion of Shearman & Sterling LLP regarding the validity of the Europe 2001 HOLDRS Receipts, filed on December 4, 2000 as an exhibit to Amendment No. 1 to the registration statement filed on Form S-1 for Europe 2001 HOLDRS.

*8.1
Opinion of Shearman & Sterling LLP, as special U.S. tax counsel, regarding the material federal income tax consequences, filed on December 4, 2000 as an exhibit to Amendment No. 1 to the registration statement filed on Form S-1 for Europe 2001 HOLDRS.

*8.2
Opinion of Shearman & Sterling LLP, as special U.S. tax counsel, regarding the material federal income tax consequences, filed on July 9, 2003 as an exhibit to Amendment No. 3 to the registration statement filed on Form S-1 for Europe 2001 HOLDRS.

*24.1	Power of Attorney of Sallie L. Krawcheck, Thomas K. Montag, Robert Qutub and Bruce R. Thompson.

_______________________
* Previously filed.